EXHIBIT 2.1



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                          AGREEMENT AND PLAN OF MERGER


                                     Between


                         DIME COMMUNITY BANCSHARES, INC.


                                       and


                             FINANCIAL BANCORP, INC.


                            Dated as of July 18, 1998






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                                TABLE OF CONTENTS

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                                    ARTICLE I

                                   THE MERGER

1.1    The Merger..............................................................1
1.2    Effective Time..........................................................2
1.3    Effects of the Merger...................................................2
1.4    Conversion of Company Common Stock......................................2
1.5    Election Procedures.....................................................4
1.6    Stock Options...........................................................7
1.7    Parent Common Stock.....................................................9
1.8    Shares of Dissenting Stockholders.......................................9
1.9    Tax Opinion Adjustment.................................................10
1.10   Certificate of Incorporation...........................................10
1.11   By-Laws................................................................10
1.12   Directors and Officers.................................................10
1.13   Tax Consequences.......................................................10
1.14   Bank Merger............................................................10


                                   ARTICLE II

                               EXCHANGE OF SHARES


2.1    Parent to Make Shares Available........................................11
2.2    Exchange of Shares.....................................................11


                                   ARTICLE III

                         DISCLOSURE SCHEDULES; STANDARDS
                       FOR REPRESENTATIONS AND WARRANTIES

3.1    Disclosure Schedules...................................................14
3.2    Standards..............................................................14



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                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

4.1    Corporate Organization.................................................15
4.2    Capitalization.........................................................16
4.3    Authority; No Violation................................................17
4.4    Consents and Approvals.................................................18
4.5    Reports................................................................19
4.6    Financial Statements...................................................19
4.7    Broker's Fees..........................................................20
4.8    Absence of Certain Changes or Events...................................21
4.9    Legal Proceedings......................................................21
4.10   Taxes..................................................................22
4.11   Employees..............................................................23
4.12   SEC Reports............................................................24
4.13   Company Information....................................................25
4.14   Compliance with Applicable Law.........................................25
4.15   Certain Contracts......................................................25
4.16   Agreements with Regulatory Agencies....................................26
4.17   Environmental Matters..................................................27
4.18   Opinion................................................................28
4.19   Approvals..............................................................28
4.20   Loan Portfolio.........................................................28
4.21   Property...............................................................30
4.22   Reorganization.........................................................30
4.23   Antitakeover Provisions Inapplicable...................................30
4.24   Insurance..............................................................30
4.25   Investment Securities; Borrowings; Deposits............................31
4.26   Indemnification........................................................32
4.27   Liquidation Account....................................................32
4.28   Year 2000 Matters......................................................32





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                                    ARTICLE V

                    REPRESENTATIONS AND WARRANTIES OF PARENT

5.1    Corporate Organization.................................................32
5.2    Capitalization.........................................................33
5.3    Authority; No Violation................................................35
5.4    Consents and Approvals.................................................35
5.5    Reports................................................................36
5.6    Financial Statements...................................................36
5.7    Broker's Fees..........................................................37
5.8    Absence of Certain Changes or Events...................................37
5.9    Legal Proceedings......................................................37
5.10   Taxes..................................................................38
5.11   Employees..............................................................38
5.12   SEC Reports............................................................40
5.13   Parent Information.....................................................40
5.14   Compliance with Applicable Law.........................................40
5.15   Ownership of Company Common Stock; Affiliates and Associates...........41
5.16   Agreements with Regulatory Agencies....................................41
5.17   Environmental Matters..................................................41
5.18   Opinion................................................................42
5.19   Approvals..............................................................42
5.20   Loan Portfolio.........................................................43
5.21   Property...............................................................43
5.22   Reorganization.........................................................44


                                   ARTICLE VI

                    COVENANTS RELATING TO CONDUCT OF BUSINESS

6.1    Covenants of the Company...............................................44
6.2    Covenants of Parent....................................................52





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                                   ARTICLE VII

                              ADDITIONAL AGREEMENTS

7.1    Regulatory Matters.....................................................53
7.2    Access to Information..................................................54
7.3    Stockholder Meeting....................................................55
7.4    Legal Conditions to Merger.............................................55
7.5    Affiliates.............................................................55
7.6    Stock Exchange Listing.................................................56
7.7    Employee Benefit Plans; Existing Agreements............................56
7.8    Indemnification........................................................59
7.9    Additional Agreements..................................................60
7.10   Coordination of Dividends..............................................61
7.11   Parent Rights Agreement................................................61
7.12   Notification of Certain Matters........................................61
7.13   Certain Matters, Certain Revaluations, Changes and Adjustments.........61
7.14   Advisory Board.........................................................62


                                  ARTICLE VIII

                              CONDITIONS PRECEDENT

8.1    Conditions to Each Party's Obligation To Effect the Merger.............63
8.2    Conditions to Obligations of Parent....................................64
8.3    Conditions to Obligations of the Company...............................65


                                   ARTICLE IX

                            TERMINATION AND AMENDMENT


9.1    Termination............................................................67
9.2    Effect of Termination..................................................69
9.3    Amendment..............................................................69
9.4    Extension; Waiver......................................................70



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9.5    Termination Fee........................................................70


                                    ARTICLE X

                               GENERAL PROVISIONS

10.1   Closing................................................................71
10.2   Nonsurvival of Representations, Warranties and Agreements..............71
10.3   Expenses...............................................................71
10.4   Notices................................................................71
10.5   Interpretation.........................................................72
10.6   Counterparts...........................................................73
10.7   Entire Agreement.......................................................73
10.8   Governing Law..........................................................73
10.9   Severability...........................................................73
10.10  Publicity..............................................................73
10.11  Assignment; No Third Party Beneficiaries...............................74




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                          AGREEMENT AND PLAN OF MERGER


     AGREEMENT AND PLAN OF MERGER, dated as of July 18, 1998, between Dime Community Bancshares, Inc., a Delaware corporation ("Parent"), and Financial Bancorp, Inc., a Delaware corporation (the "Company"). (Parent and the Company are sometimes collectively referred to herein as the "Constituent Corporations".)

     WHEREAS, the Boards of Directors of Parent and the Company have determined that it is in the best interests of their respective companies and their stockholders to consummate the business combination transaction provided for herein in which the Company will, subject to the terms and conditions set forth herein, merge (the "Merger") with and into Parent;

     WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and inducement to Parent's willingness to enter into this Agreement, Parent and the Company have entered into a Stock Option Agreement (the "Stock Option Agreement"), pursuant to which the Company has granted to Parent an option to purchase shares of the Company's common stock, par value $0.01 per share (the "Company Common Stock"), upon the terms and conditions therein contained; and

     WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger.

     NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

                                    ARTICLE I

                                   THE MERGER

     1.1 The Merger. Subject to the terms and conditions of this Agreement, in accordance with the Delaware General Corporation Law (the "DGCL"), at the Effective Time (as defined in Section 1.2 hereof), the Company shall merge with and into Parent. Parent shall be the surviving corporation (hereinafter sometimes called the "Surviving Corporation") in the Merger, and shall continue its corporate existence under the laws of the State of Delaware. The name of the Surviving Corporation shall continue to be Dime Community Bancshares, Inc. Upon consummation of the Merger, the separate corporate existence of the Company shall terminate.


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     1.2 Effective  Time. The Merger shall become  effective as set forth in the certificate of merger (the "Certificate of Merger") which shall be filed with the Secretary of State of the State of Delaware (the "Secretary") on the Closing Date (as defined in Section 10.1 hereof). The term "Effective Time" shall be the date and time when the Merger becomes effective, as set forth in the Certificate of Merger.

     1.3 Effects of the Merger. At and after the Effective Time, the Merger shall have the effects set forth in Sections 259 and 261 of the DGCL.

     1.4 Conversion of Company Common Stock. (a) At the Effective Time, subject to Section 1.8, Section 2.2(e) and Section 9.1(g) hereof, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than (i) shares of Company Common Stock held in the Company's treasury,
(ii) unallocated shares of Company Common Stock held in the Company's Recognition and Retention Plans and related trusts, and (iii) shares of Company Common Stock held directly or indirectly by Parent or the Company or any of their respective Subsidiaries (as defined below) (except for Trust Account Shares and DPC Shares, as such terms are defined in Section 1.4(b) hereof), shall by virtue of this Agreement and without any action on the part of the Company, Parent or the holder thereof, cease to be outstanding and shall be converted into and become the right to receive, at the election of the holder thereof as provided in Section 1.5, either:

          (i) a number of shares of common stock, par value $0.01 per share, of Parent ("Parent Common Stock") (together with the number of Parent Rights (as defined in Section 5.2 hereof) associated therewith) equal to the Final Exchange Ratio, or

          (ii) cash in an amount equal to the Per Share Consideration.

     (b) At the Effective Time, (i) all shares of Company Common Stock that are owned by the Company as treasury stock, (ii) all unallocated shares of Company Common Stock held in the Company's Recognition and Retention Plans and related trusts, and (iii) all shares of Company Common Stock that are owned directly or indirectly by Parent or the Company or any of their respective Subsidiaries (other than shares of Company Common Stock (x) held directly or indirectly in trust accounts, managed accounts and the like or otherwise held in a fiduciary capacity for the benefit of third parties (any such shares, and shares of Parent Common Stock which are similarly held, whether held directly or indirectly by Parent or the Company, as the case may be, being referred to herein as "Trust Account Shares") and (y) held by Parent or the Company or any of their respective Subsidiaries in respect of a debt previously contracted (any such shares of Company Common Stock, and shares of Parent Common Stock which are similarly held,



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being referred to herein as "DPC Shares"), shall be cancelled and shall cease to exist and no stock of Parent or other consideration shall be delivered in exchange therefor. All shares of Parent Common Stock that are owned by the Company or any of its Subsidiaries (other than Trust Account Shares and DPC Shares) shall become treasury stock of Parent,

     (c) On and after the Effective Time, holders of certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (the "Certificates") shall cease to have any rights as stockholders of the Company, except the right to receive the consideration set forth in this Article I (the "Merger Consider ation") for each such share held by them.

     (d) If, between the date of this Agreement and the Effective Time, the shares of Parent Common Stock shall be changed into a different number or class of shares by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or a stock dividend thereon shall be declared with a record date within said period, appropriate adjustments shall be made to the Preliminary Stock Ratio, the Minimum Stock Ratio, the Maximum Stock Ratio and the Final Exchange Ratio.

     (e) For purposes of this Agreement the following terms shall (subject to Section 9.1(g)) have the meanings indicated:

     "Aggregate  Cash   Consideration"   shall  mean  the  product  obtained  by
     multiplying (x) the Outstanding Shares Number by (y) $20.25.

     "Aggregate Merger Consideration" shall mean the sum of (x) the Aggregate Cash Consideration and (y) the Aggregate Stock Consideration.

     "Aggregate Stock Consideration" shall mean (w) 0.5 multiplied by (x) the Outstanding Shares Number multiplied by (y) the Average Closing Price multiplied by (z) the Preliminary Stock Ratio.

     "Average Closing Price" shall mean the average of the closing sale prices per share for Parent Common Stock as reported on the National Association of Securities Dealers Automated Quotation/National Market System ("NASDAQ/ NMS") (as reported by The Wall Street Journal, or, if not reported thereby, another authoritative source, during the ten (10) consecutive trading-day period during which the shares of Parent Common Stock are traded on the Nasdaq Stock Market National Market System ("Nasdaq") ending on the tenth business day immediately prior to the anticipated Effective Time.



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     "Final  Exchange  Ratio"  shall mean the  quotient,  rounded to the nearest ten-thousandth, obtained by dividing the Per Share Consideration by the Average Closing Price.

     "Outstanding Shares Number" shall mean shares of Company Common Stock issued and outstanding immediately prior to the Effective Time.

     "Per Share Consideration" shall mean the quotient obtained by dividing the Aggregate Merger Consideration by the Outstanding Shares Number.

     "Preliminary Stock Ratio" shall mean the quotient, rounded to the nearest ten-thousandth obtained by dividing $40.50 by the Average Closing Price provided, that (i) if the Average Closing Price is equal to or greater than $31.05, the Preliminary Stock Ratio shall be 1.3043 (the "Minimum Stock Ratio"), and (ii) if the Average Closing Price is equal to or less than $22.95, the Preliminary Stock Ratio shall be 1.7647 (the "Maximum Stock Ratio").

     1.5 Election Procedures. (a) An election form and other appropriate and customary transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to Certificates shall pass, only upon proper delivery of such Certificates to a bank or trust company designated by Parent and reasonably satisfactory to the Company (the "Exchange Agent")) in such form as the Company and Parent shall mutually agree (the "Election Form"), shall be mailed 30 days prior to the anticipated Effective Time or on such earlier date as Parent and the Company shall mutually agree (the "Mailing Date") to each holder of record of Company Common Stock as of five business days prior to the Mailing Date ("Election Form Record Date"); provided, however, that the Mailing Date shall not occur prior to the receipt of the shareholder approval contemplated by Section 8.1(a) hereof.

     Each Election Form shall permit a holder (or the beneficial owner through appropriate and customary documentation and instructions) of outstanding Company Common Stock to elect, subject to provisions of this Section 1.5, to receive, on a per share basis, with respect to such holder's Company Common Stock (i) cash (shares as to which such election is made, the "Cash Election Shares") or (ii) Parent Common Stock (shares as to which such election is made, the "Stock Election Shares"). Notwithstanding the foregoing, no holder of Company Common Stock may elect to receive Parent Common Stock pursuant to the election procedures provided herein with respect to fewer than 50 shares of Company Common Stock. To be effective, a properly completed Election Form shall be submitted to the Exchange Agent on or before 5:00 p.m., New York City time, on the 20th day following the Mailing Date (or such other time and date as Parent and the Company may mutually agree) (the "Election Deadline") ; provided,



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however,  that the Election  Deadline may not occur on or after the Closing Date
(as defined in Section 10.1 hereof).

     Parent shall make available up to two separate Election Forms, or such additional Election Forms as Parent may permit, to all persons who become holders (or beneficial owners) of Company Common Stock between the Election Form Record Date and close of business on the business day prior to the Election Deadline. The Company shall provide to the Exchange Agent all information reasonably necessary for it to perform as specified herein. An election shall have been properly made only if the Exchange Agent shall have actually received a properly completed Election Form by the Election Deadline. An Election Form shall be deemed properly completed only if accompanied by one or more Certificates (or customary affidavits and indemnification regarding the loss or destruction of such Certificates or the guaranteed delivery of such Certificates) representing all shares of Company Common Stock covered by such Election Form, together with duly executed transmittal materials included with the Election Form. If a stockholder either (i) does not submit a properly completed Election Form in a timely fashion, or (ii) revokes its Election Form prior to the Election Deadline, the shares of Company Common Stock held by such stockholder shall be designated "No Election Shares." Parent shall cause the Certificates described in clause (ii) of the preceding sentence to be promptly returned without charge to the person submitting the Election Form upon written request to that effect from the person who submitted the Election Form. Subject to the terms of this Agreement and of the Election Form, the Exchange Agent shall have reasonable discretion to determine whether any election, revocation or change has been properly or timely made and to disregard immaterial defects in any Election Form, and any good faith decisions of the Exchange Agent regarding such matters shall be binding and conclusive. Neither Parent nor the Exchange Agent shall be under any obligation to notify any person of any defect in an Election Form.

     (b)  The  "Cash   Election   Amount"  shall  be  equal  to  the  Per  Share
Consideration multiplied by the total number of Cash Election Shares. Within five business days after the Election Deadline, unless the Effective Time has not yet occurred, in which case as soon thereafter as practicable, Parent shall cause the Exchange Agent to effect the allocation among the holders of Company Common Stock of rights to receive Parent Common Stock or cash in the Merger in accordance with the Election Forms as follows:

          (i) If the Aggregate Cash Consideration is greater than the Cash Election Amount, then

               (A) all Cash Election Shares shall be converted into the right to receive an amount of cash equal to the Per Share Consideration,



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               (B) the Exchange  Agent will select,  on a pro rata basis,  first from among the holders of No Election Shares and then, if necessary, from among the holders of Stock Election Shares, a sufficient number of such shares ("Cash Designee Shares") such that the sum of Cash Designee Shares and Cash Election Shares multiplied by the Per Share Consideration equals as closely as practicable the Aggregate Cash Consideration (the Cash Designee Shares shall be converted into the
          right  to   receive   an  amount  of  cash  equal  to  the  Per  Share
          Consideration), and

               (C) any Stock Election Shares and any No Election Shares, in each case, not so selected as Cash Designee Shares shall be converted into the right to receive Parent Common Stock at the Final Exchange Ratio.

          (ii) If the Aggregate Cash Consideration is less than the Cash Election Amount, then

               (A) all Stock Election Shares and all No Election Shares shall be converted into the right to receive Parent Common Stock at the Final Exchange Ratio,

               (B) the Exchange Agent will select, on a pro rata basis from among the holders of Cash Election Shares, a sufficient number of such shares ("Stock Designee Shares") such that the number of Stock Designee Shares multiplied by the Per Share Consideration equals as closely as practicable the difference between the Cash Election Amount and the Aggregate Cash Consider ation (the Stock Designee Shares shall be converted into the right to receive Parent Common Stock at the Final Exchange Ratio), and

               (C) any Cash Election Shares not so selected as Stock Designee Shares shall be converted into the right to receive an amount of cash equal to the Per Share Consideration.

     The pro rata selection process to be used by the Exchange Agent shall consist of such equitable pro ration processes as shall be mutually determined by the Company and Parent.

     1.6 Stock Options. (a) At the Effective Time, each option granted by the Company to purchase shares of Company Common Stock (each a "Company Option"), which is outstanding and unexercised immediately prior thereto, whether or not then



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vested or  exercisable,  shall be cancelled and all rights  thereunder  shall be extinguished. As consideration for such cancellation, the Company shall make payment immediately prior to the Effective Time to each holder of a Company Option of an amount determined by multiplying (x) the number of shares of Company Common Stock underlying such Company Option by (y) an amount equal to the excess (if any) of (i) the Per Share Consideration, over (ii) the exercise price per share of such Company Option, provided, however, that no such payment shall be made to a holder unless and until such holder has executed and delivered to the Company an instrument in such form prescribed by the Parent and reasonably satisfactory to the Company accepting such payment in full settlement of his rights relative to the Company Option. Prior to the Effective Time, the Company shall take or cause to be taken all actions required under the Company Option Plans to provide for the foregoing.

     (b) Notwithstanding the provisions of Section 1.6(a) above, at the Effective Time, each Company Option held by the individuals previously designated by Parent and set forth on Schedule 1.6(b) hereto ("Continuing Option Holders") which is outstanding and unexercised immediately prior thereto shall at the election of the holder thereof be converted automatically into an option to purchase shares of Parent Common Stock in an amount and at an exercise price determined as provided below (and otherwise subject to the terms of the Company's 1995 Incentive Stock Option Plan and the Company's 1995 Stock Option Plan for Outside Directors, as the case may be (collec tively, the "Company
Option Plans"), the agreements evidencing grants thereunder and any other agreements between the Company and an optionee regarding Company Options which have been delivered to Parent prior to the date of this Agreement, other than stock appreciation rights or limited stock appreciation rights or other rights to receive cash payments under the Company Option Plans):

          (1) the number of shares to be subject to the new option shall be equal to the product of the number of shares of Company Common Stock subject to the original option and the Final Exchange Ratio, provided that any fractional shares of Parent Common Stock resulting from such multiplication shall be rounded down to the nearest whole share; and

          (2) the exercise price per share of Parent Common Stock under the new option shall be equal to the exercise price per share of Company Common Stock under the original option divided by the Final Exchange Ratio, provided that such exercise price shall be rounded up to the nearest cent.

The adjustment provided herein with respect to any options which are "incentive stock options" (as defined in Section 422 of the Internal Revenue Code of 1986, as amended


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(the  "Code"))  shall be and is intended  to be  effected  in a manner  which is consistent with Section 424(a) of the Code and, to the extent it is not so consistent, such Section 424(a) shall override anything to the contrary contained herein. The duration and other terms of the new option shall be the same as the original option except that all references to the Company shall be deemed to be references to Parent. In order for any Continuing Option Holder to have his or her Company Options converted into an option to purchase Parent Common Stock as set forth in this Section 1.6(b), such Continuing Option Holder shall have executed a written election with respect to such conversion no later than five (5) business days prior to the Closing Date, which written election shall be in such form as shall be prescribed by Parent and reasonably satisfactory to the Company.

     (c) Prior to the Effective Time, Parent shall reserve for issuance the number of shares of Parent Common Stock necessary to satisfy Parent's obligations under Section 1.6(b) hereof. Promptly after the Effective Time (but in no event later than three business days thereafter), Parent shall file with the Securities and Exchange Commission (the "SEC") a registration statement on an appropriate form under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of Parent Common Stock subject to options to acquire Parent Common Stock issued pursuant to Section 1.6(b) hereof, and shall use its best efforts to maintain the current status of the prospectus contained therein, as well as comply with applicable state securities or "blue sky" laws, for so long as such options remain outstanding.

     1.7 Parent Common Stock. Except for shares of Parent Common Stock owned by the Company or any of its Subsidiaries (other than Trust Account Shares and DPC Shares), which shall be converted into treasury stock of Parent as contemplated by Section 1.4 hereof, the shares of Parent Common Stock issued and outstanding immediately prior to the Effective Time shall be unaffected by the Merger and such shares shall remain issued and outstanding.

     1.8 Shares of Dissenting Stockholders. Notwithstanding anything in this Agreement to the contrary, any shares of Company Common Stock that are issued and outstanding as of the Effective Time and that are held by a stockholder who has properly exercised his appraisal rights (the "Dissenting Shares") under the DGCL shall not be converted into the right to receive the Merger Consideration unless and until the holder shall have failed to perfect, or shall have effectively withdrawn or lost, his right to dissent from the Merger under the DGCL and to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to and subject to the requirements of the DGCL. If any such holder shall have failed to perfect or shall have effectively withdrawn or lost such right, each share of such holder's Company Common Stock shall thereupon be deemed to have been converted into and to have become, as of



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


the Effective Time, the right to receive, without any interest thereon, the Merger Consideration as provided in Section 1.4 and as allocated pursuant to
Section 1.5 upon surrender of the Certificate or Certificates representing such Dissenting Shares. The Company shall give Parent (i) prompt notice of any notice or demands for appraisal or payment for shares of Company Common Stock received by the Company and (ii) the opportunity to participate in and direct all negotiations and proceedings with respect to any such demands or notices. The Company shall not, without the prior written consent of Parent, make any payment with respect to, or settle, offer to settle or otherwise negotiate, any such demands. Dissenting Shares shall be deemed to be No Election Shares for purposes of Section 1.5 hereof.

     1.9 Tax Opinion  Adjustment.  If either (i) the tax opinion  referred to in
Section 8.2(d) cannot be rendered (as reasonably determined by Thacher Proffitt & Wood) or (ii) the tax opinion referred to in Section 8.3(d) cannot be rendered (as reasonably determined by Skadden, Arps, Slate, Meagher & Flom LLP), in either case as a result of the Merger potentially failing to qualify as a reorganization under Section 368(a) of the Code, then Parent shall reduce the Aggregate Cash Consideration to the minimum extent necessary to enable the relevant tax opinion or opinions, as the case may be, to be rendered, and correspondingly increase the Aggregate Stock Consideration.

     1.10 Certificate of Incorporation. At the Effective Time, the Certificate of Incorporation of Parent, as in effect at the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation.

     1.11 By-Laws. At the Effective Time, the By-Laws of Parent, as in effect immediately prior to the Effective Time, shall be the By-Laws of the Surviving Corporation until thereafter amended in accordance with applicable law.

     1.12 Directors and Officers. The directors and officers of Parent immediately prior to the Effective Time shall be the directors and officers of the Surviving Corpora tion, each to hold office in accordance with the Certificate of Incorporation and By-Laws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified.

     1.13 Tax Consequences. It is intended that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Code and that this Agreement shall constitute a "plan of reorganization" for purposes of Section 368 of the Code.

     1.14 Bank Merger. Promptly following the execution of the Agreement, the Parent Bank (as defined below) and the Company Bank (as defined below) shall enter into the Plan of Bank Merger (the "Bank Merger") in the form annexed hereto as Exhibit A (which shall qualify as a reorganization under Section 368(a) of the Code) pursuant to which the Bank Merger will be effected pursuant to and with the effect set forth in the rules and regulations of the Office of Thrift Supervision ("OTS"). The parties hereto intend that the Bank Merger shall become effective on the Effective Date following the Effective Time of the Merger. The documentation relating to the Bank Merger shall provide that the directors of the Parent Bank as the surviving entity of the Bank Merger shall be all of the respective directors of the Parent Bank immediately prior to such merger.


                                   ARTICLE II

                               EXCHANGE OF SHARES

     2.1 Parent to Make Shares Available. At or prior to the Effective Time, Parent shall deposit, or shall cause to be deposited, with the Exchange Agent, for the benefit of the holders of Certificates, for exchange in accordance with this Article II, certificates representing the shares of Parent Common Stock, the cash in lieu of fractional shares and an amount of cash sufficient to pay the Aggregate Cash Consideration (such cash and certificates for shares of Parent Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund") to be issued pursuant to Section 1.4 and paid pursuant to Section 2.2(a) in exchange for outstanding shares of Company Common Stock.

     2.2 Exchange of Shares. (a) As soon as practicable after the Effective Time, and in no event more than five business days thereafter, the Exchange Agent shall mail to each holder of record of a Certificate or Certificates who has not previously surrendered such Certificate or Certificates with a Form of Election a form letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration into which the shares of Company Common Stock represented by such Certificate or Certificates shall have been converted pursuant to this Agreement. The Company shall have the right to review both the letter of transmittal and the instructions prior to the Effective Time and provide reasonable comments thereon. Upon surrender of a Certificate for exchange and cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration to which such holder of Company Common Stock shall have become entitled pursuant to the provisions of Article I hereof, and the Certificate so surrendered shall forthwith be cancelled. No interest will be paid or accrued on any cash constituting Merger Consideration (including the cash in lieu of fractional shares) and any unpaid dividends and distributions, if any, payable to holders of Certificates.

     (b) No dividends or other distributions declared after the Effective Time with respect to Parent Common Stock and payable to the holders of record thereof shall be paid to the holder of any unsurrendered Certificate until the holder thereof shall surrender such Certificate in accordance with this Article II. After the surrender of a Certificate in accordance with this Article II, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of Parent Common Stock, if any, represented by such Certificate.

     (c) If any certificate representing shares of Parent Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the Certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other taxes required by reason of the issuance of a certificate representing shares of Parent Common Stock in any name other than that of the registered holder of the Certificate surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

     (d) After the Effective Time, there shall be no transfers on the stock transfer books of the Company of the shares of Company Common Stock which were issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be canceled and exchanged for Merger Consideration as determined in accordance with Article I and this Article II.

     (e) Notwithstanding anything to the contrary contained herein, no certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates, no dividend or distribution with respect to Parent Common Stock shall be payable on or with respect to any fractional share, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a stockholder of Parent. In lieu of the issuance of any such fractional share, Parent shall pay to each former stockholder of the Company who otherwise would be entitled to receive a fractional share of Parent Common Stock an amount in cash determined by multiplying (i) the Average Closing Price by (ii) the fraction of a share of Parent Common Stock which such holder would otherwise be entitled to receive pursuant to Section 1.4 hereof.

     (f) Any portion of the Exchange Fund that remains unclaimed by the stockholders of the Company for twelve months after the Effective Time shall be paid to Parent. Any stockholders of the Company who have not theretofore complied with this Article II shall thereafter look only to Parent for payment of the cash, shares of Parent Common Stock, cash in lieu of fractional shares and unpaid dividends and distributions on the Parent Common Stock deliverable in respect of each share of Company Common Stock such stockholder holds as determined pursuant to this Agreement, in each case, without any interest thereon. If outstanding Certificates are not surrendered or the payment for them is not claimed prior to the date on which such payments would otherwise escheat to or become the property of any governmental unit or agency, the unclaimed items shall, to the extent permitted by abandoned property and any other applicable law, become the property of Parent (and to the extent not in its possession shall be paid over to it), free and clear of all claims or interest of any person previously entitled to such claims. Notwithstanding the foregoing, none of Parent, the Company, the Exchange Agent or any other person shall be liable to any former holder of shares of Company Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

     (g) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such person of a bond in such amount as Parent may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the cash and/or shares of Parent Common Stock and cash in lieu of fractional shares deliverable in respect thereof pursuant to this Agreement.


                                   ARTICLE III

                         DISCLOSURE SCHEDULES; STANDARDS
                       FOR REPRESENTATIONS AND WARRANTIES

     3.1 Disclosure Schedules. Prior to the execution and delivery of this Agreement, the Company has delivered to Parent, and Parent has delivered to the Company, a schedule (in the case of the Company, the "Company Disclosure Schedule,"
and in the case of Parent, the "Parent Disclosure Schedule") setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more of such party's representations or warranties contained in Article IV, in the case of the Company, or Article V, in the case of Parent, or to one or more of such party's covenants contained in
Article VI; provided, however, that notwithstanding anything in this Agreement to the contrary (a) no such item is required to be set forth in the Disclosure Schedule as an exception to a representation or warranty if its absence would not result in the related representation or warranty being deemed untrue or incorrect under the standard established by Section 3.2, and (b) the mere inclusion of an item in a Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by a party that such item represents a material exception or material fact, event or circumstance or that such item has had or would have a Material Adverse Effect (as defined herein) with respect to either the Company or Parent, respectively.

     3.2 Standards. (a) No representation or warranty of the Company contained in Article IV (other than the representations set forth in the first and third sentences of Section 4.1(a), the second sentence of Section 4.1(b) and Sections 4.2, 4.6, 4.8(a), 4.10 and 4.18) or of Parent contained in Article V (other than the representations set forth in the first and third sentences of Section 5.1(a), the second sentence of Section 5.1(b) and Sections 5.2, 5.6, 5.8(a),
5.10 and 5.18) shall be deemed untrue or incorrect for any purpose under this Agreement, and no party hereto shall be deemed to have breached a representation or warranty for any purpose under this Agreement, in any case as a consequence of the existence or absence of any fact, circumstance or event unless such fact, circumstance or event, individually or when taken together with all other facts, circumstances or events inconsistent with any representations or warranties contained in Article IV, in the case of the Company, or Article V, in the case of Parent, has had a Material Adverse Effect with respect to the Company or Parent, respectively.

     (b) As used in this Agreement, the term "Material Adverse Effect" means, with respect to Parent or the Company, as the case may be, a material adverse effect on (i) the business, results of operations or financial condition of such party and its Subsidiaries taken as a whole, other than any such effect attributable to or resulting from (x) any change in banking or similar laws, rules or regulations of general applicability or interpretations thereof by courts or governmental authorities, (y) any change in GAAP (as defined herein) or regulatory accounting principles applicable to banks, thrifts or their holding companies generally, or (z) any action or omission of the Company or Parent or any Subsidiary of either of them taken with the prior written consent of the other party hereto or (ii) the ability of such party and its Subsidiaries to consummate the transactions contemplated hereby. As used in this Agreement, the word "Subsidiary" when used with respect to any party means any corporation, partnership or other organization, whether incorporated or unincorporated, which is consolidated with such party for financial reporting purposes.


                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     Subject to Article III, the Company hereby represents and warrants to Parent as follows:

     4.1 Corporate Organization. (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary. The Company is duly registered as a unitary savings and loan holding company under the Home Owners' Loan Act, as amended (the "HOLA"). The Certificate of Incorporation and By-laws of the Company, copies of which have previously been made available to Parent, are true and correct copies of such documents as in effect as of the date of this Agreement.

     (b) Financial Federal Savings Bank (the "Company Bank") is a stock savings bank duly organized, validly existing and in good standing under the laws of the United States of America. The deposit accounts of the Company Bank are insured by the Federal Deposit Insurance Corporation (the "FDIC") through the Savings Association Insurance Fund to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid when due. Each of the Company's other Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. Each of the Company's Subsidiaries has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or the location of the properties and assets owned or leased by it makes such licensing or qualification necessary. The certificate of incorporation, by-laws and similar governing documents of each Subsidiary of the Company, copies of which have previously been made available to Parent, are true and correct copies of such documents as in effect as of the date of this Agreement.

     (c) The minute books of the Company and each of its Subsidiaries contain true and correct records of all meetings and other corporate actions held or taken since December 31, 1995 of their respective stockholders and Boards of Directors (including committees of their respective Boards of Directors).

     4.2 Capitalization. (a) The authorized capital stock of the Company consists of 6,000,000 shares of Company Common Stock and 2,500,000 shares of preferred stock, par value $.01 per share (the "Company Preferred Stock"). As of July 15, 1998, there were 1,706,666 shares of Company Common Stock outstanding and 478,334 shares of Company Common Stock held by the Company as treasury stock. As of July 15, 1998, there were (i) no shares of Company Common Stock reserved for issuance upon exercise of outstanding stock options or otherwise except for (x) 171,766 shares of Company Common Stock reserved for issuance pursuant to the Company Option Plans and described in Section 4.2(a) of the Company Disclosure Schedule and (y) 339,627 shares of Company Common Stock reserved for issuance upon exercise of the option to be issued to Parent pursuant to the Stock Option Agreement and (ii) no shares of Company Preferred Stock issued or outstanding, held in the Company's treasury or reserved for issuance upon exercise of outstanding stock options or otherwise. All of the issued and outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. Except as referred to above or reflected in Section 4.2(a) of the Company Disclosure Schedule, and except for the Stock Option Agreement, the Company does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of Company Common Stock or Company Preferred Stock or any other equity security of the Company or any securities representing the right to purchase or otherwise receive any shares of Company Common Stock or any other equity security of the Company. The names of the optionees, the date of each option to purchase Company Common Stock granted, the number of shares subject to each such option, the expiration date of each such option, and the price at which each such option may be exercised under the Company Option Plans are set forth in Section 4.2(a) of the Company Disclosure Schedule.

     (b) Section 4.2(b) of the Company Disclosure Schedule sets forth a true and correct list of all of the Subsidiaries of the Company. Except as set forth in
Section 4.2(b) of the Company Disclosure Schedule, the Company owns, directly or indirectly, all of the issued and outstanding shares of the capital stock of each of such

Subsidiaries, free and clear of all liens, charges, encumbrances and security interests whatsoever, and all of such shares are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. No Subsidiary of the Company has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary. Assuming compliance by Parent with Section 1.5 hereof, at the Effective Time, there will not be any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character by which the Company or any of its Subsidiaries will be bound calling for the purchase or issuance of any shares of the capital stock of the Company or any of its Subsidiaries.

     4.3 Authority; No Violation. (a) The Company has full corporate power and authority to execute and deliver this Agreement and the Option Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Option Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and validly approved by the Board of Directors of the Company. The Board of Directors of the Company has directed that this Agreement and the transactions contemplated hereby be submitted to the Company's stockholders for approval at a meeting of such stockholders and, except for the adoption of this Agreement by the requisite vote of the Company's stockholders, no other corporate proceedings on the part of the Company are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and (assuming due authorization, execution and delivery by Parent) this Agreement constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

     (b) Except as set forth in Section 4.3(b) of the Company Disclosure Schedule, neither the execution and delivery of this Agreement by the Company, nor the consummation by the Company of the transactions contemplated hereby, nor compliance by the Company with any of the terms or provisions hereof, will (i) violate any provision of the Certificate of Incorporation or By-Laws of the Company or the certificate of incorporation, by-laws or similar governing documents of any of its Subsidiaries, or (ii) assuming that the consents and approvals referred to in Section 4.4 hereof are duly obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to the Company or any of its Subsidiaries, or any of their respective properties or assets, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the respective properties or assets of the Company or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected.

     4.4 Consents and Approvals. Except for (a) the filing of applications and notices, as applicable, with the OTS under the HOLA, Bank Merger Act, Federal Deposit Insurance Act and the rules and regulations of the OTS and approval of such applications and notices, (b) the filing of such applications, filings, authorizations, orders and approvals as may be required under applicable state law (the "State Banking Approvals"), (c) the filing with the SEC of a proxy statement in definitive form relating to the meeting of the Company's stockholders to be held in connection with this Agreement and the transactions contemplated hereby (the "Proxy Statement") and the filing and declaration of effectiveness of the registration statement on Form S-4 (the "S- 4") in which the Proxy Statement will be included as a prospectus, (d) the approval of this Agreement by the requisite vote of the stockholders of the Company, (e) the filing of the Certificate of Merger with the Secretary pursuant to the DGCL, (f) approval of the listing of the Parent Common Stock to be issued in the Merger on the NASDAQ/NMS, and (g) such filings, authorizations or approvals as may be set forth in Section 4.4 of the Company Disclosure Schedule, no consents or approvals of or filings or registrations with any court, administrative agency or commission or other governmental authority or instrumentality (each a "Governmental Entity") or with any third party are necessary in connection with
(1) the execution and delivery by the Company of this Agreement and (2) the consummation by the Company of the Merger and the other transactions contemplated hereby.

     4.5 Reports. The Company and each of its Subsidiaries have timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since December 31, 1995 with (i) the OTS, (ii) the FDIC, (iii) any state banking commissions or any other state regulatory authority (each a "State Regulator") and (iv) any other self-regulatory organization ("SRO") (collectively with the Federal Reserve Board, the "Regulatory Agencies"), and have paid all fees and assessments due and payable in connection therewith. Except for normal examinations conducted by a Regulatory Agency in the regular course of the business of the Company and its Subsidiaries, and except as set forth in Section 4.5 of the Company Disclosure Schedule, no Regulatory Agency has initiated any proceeding or, to the knowledge of the Company, investigation into the business or operations of the Company or any of its Subsidiaries since December 31, 1995. There is no unresolved violation, criticism, or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of the Company or any of its Subsidiaries.

     4.6 Financial Statements. The Company has previously made available to Parent copies of (a) the consolidated statements of financial condition of the Company and its Subsidiaries as of September 30, for the fiscal years 1996 and 1997, and the related consolidated statements of income, changes in stockholders' equity and cash flows for the fiscal years 1995 through 1997, inclusive, as reported in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1997 filed with the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in each case accompanied by the audit report of Radics & Co., LLC, independent public accountants with respect to the Company, and (b) the unaudited consolidated statements of financial condition of the Company and its Subsidiaries as of March 31, 1998 and March 31, 1997 and the related unaudited consolidated statements of income, cash flows and changes in stockholders' equity for the six-month periods then ended as reported in the Company's Quarterly Report on Form 10-Q for the period ended March 31, 1998 filed with the SEC under the Exchange Act. The September 30, 1997 consolidated statement of financial condition of the Company (including the related notes, where applicable) fairly presents the consolidated financial position of the Company and its Subsidiaries as of the date thereof, and the other financial statements referred to in this Section 4.6 (including the related notes, where applicable) fairly present, and the financial statements to be filed with the SEC after the date hereof will fairly present (subject, in the case of the unaudited statements, to recurring audit adjustments normal in nature and amount), the results of the consolidated operations and consolidated financial position of the Company and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth; each of such statements (including the related notes, where applicable) complies, and the financial statements to be filed with the SEC after the date hereof will comply, with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto; and each of such statements (including the related notes, where applicable) has been, and the financial statements to be filed with the SEC after the date hereof will be, prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied during the periods involved, except as indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q. The books and records of the Company and its Subsidiaries have been, and are being, maintained in accordance with GAAP and any other applicable legal and accounting requirements.

     4.7 Broker's Fees. Neither the Company nor any Subsidiary of the Company nor any of their respective officers or directors has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with any of the transactions contemplated by this Agreement, except that the Company has engaged, and will pay a fee or commission to, Sandler O'Neill & Partners, L.P. ("Sandler O'Neill") in accordance with the terms of a letter agreement between Sandler O'Neill and the Company, a true and correct copy of which has been previously made available by the Company to Parent.

     4.8 Absence of Certain Changes or Events. (a) Except as disclosed in any Company Report (as defined in Section 4.12) filed with the SEC prior to the date of this Agreement, since September 30, 1997, there has been no change or development or combination of changes or developments which, individually or in the aggregate, has had a Material Adverse Effect on the Company.

     (b) Except as disclosed in any Company Report filed with the SEC prior to the date of this Agreement, since September 30, 1997, the Company and its Subsidiaries have carried on their respective businesses in the ordinary course consistent with their past practices.

     (c) Except as set forth in Section 4.8(c) of the Company Disclosure Schedule, since March 31, 1998, neither the Company nor any of its Subsidiaries has (i) increased the wages, salaries, compensation, pension, or other fringe benefits or perquisites payable to any executive officer, employee, or director from the amount thereof in effect as of March 31, 1998 (which amounts have been previously disclosed to Parent), granted any severance or termination pay, entered into any contract to make or grant any severance or termination pay, or paid any bonus (except (x) for salary increases and bonus payments made in the ordinary course of business consistent with past practices following the date hereof and (y) the Company may adopt the severance plan described in Section 6.1(j) of the Company Disclosure Schedule), (ii) suffered any strike, work stoppage, slow-down, or other labor disturbance, (iii) been a party to a collective bargaining agreement, contract or other agreement or understanding with a labor union or organization, or (iv) had any union organizing activities.

     4.9 Legal Proceedings. (a) Except as set forth in Section 4.9(a) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to any, and there are no pending or, to the Company's knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against the Company or any of its Subsidiaries or challenging the validity or propriety of the transactions contemplated by this Agreement.

     (b)  Except  as set  forth in  Section  4.9(b)  of the  Company  Disclosure
Schedule, there is no injunction, order, judgment, decree, or regulatory restriction imposed upon the Company, any of its Subsidiaries or the assets of the Company or any of its Subsidiaries.

     4.10 Taxes. (a) Except as set forth in Section 4.10(a) of the Company Disclosure Schedule, each of the Company and its Subsidiaries has (i) duly and timely filed (including applicable extensions granted without penalty) all material Tax Returns (as hereinafter defined) required to be filed at or prior to the Effective Time, and such Tax Returns are true and correct in all material respects, and (ii) paid in full or made adequate provision in the financial statements of the Company (in accordance with GAAP) for all material Taxes (as hereinafter defined) shown to be due on such Tax Returns. Except as set forth in
Section 4.10(a) of the Company Disclosure Schedule, (i) as of the date hereof neither the Company nor any of its Subsidiaries has requested any extension of time within which to file any Tax Returns in respect of any fiscal year which have not since been filed and no request for waivers of the time to assess any Taxes are pending or outstanding, and (ii) as of the date hereof, with respect to each taxable period of the Company and its Subsidiaries, the federal and state income Tax Returns of the Company and its Subsidiaries have been audited by the Internal Revenue Service or appropriate state tax authorities or the time for assessing and collecting income Tax with respect to such taxable period has closed and such taxable period is not subject to review. Except as set forth in
Section 4.10(a) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries (i) has made an election under Section 341(f) of the Code,
(ii) has made any payment, is obligated to make any payment, or is a party to any agreement that could obligate it to make any payment that would not be deductible under Section 280G of the Code, (iii) has issued or assumed any obligation under Section 279 of the Code, any high yield discount obligation as described in Section 163(i) of the Code or any registration-required obligation within the meaning of Section 163(f)(2) of the Code that is not in registered form, or (iv) is or has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code.

     (b) For the purposes of this Agreement, "Taxes" shall mean all taxes, charges, fees, levies, penalties or other assessments imposed by any United States federal, state, local or foreign taxing authority, including, but not limited to income, excise, property, sales, transfer, franchise, payroll, withholding, social security or other taxes, including any interest, penalties or additions attributable thereto. For purposes of this Agreement, "Tax Return" shall mean any return, report, information return or other document (including any related or supporting information) with respect to Taxes.

     4.11 Employees. (a) Section 4.11(a) of the Company Disclosure Schedule sets forth a true and correct list of each deferred compensation plan, incentive compensation plan, equity compensation plan, "welfare" plan, fund or program (within the meaning of section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")); "pension" plan, fund or program (within the meaning of section 3(2) of ERISA); each "stay in place" bonus, retention, employment, consulting, independent contractor, termination or severance agreement; and each other employee benefit plan, fund, program, agreement or arrangement, in each case, that is sponsored, maintained or contributed to or required to be contributed to by, or with respect to which an obligation or liability exists of, (the "Plans"), the Company, any of its Subsidiaries or by any trade or business, whether or not incorporated (an "ERISA Affiliate"), all of which together with the Company would be deemed a "single employer" within the meaning of Section 4001 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), for the benefit of any employee or director or former employee or former director of the Company, any Subsidiary or any ERISA Affiliate or any person who is an independent contractor or consultant to the Company, any of its Subsidiaries or any ERISA Affiliate.

     (b) The Company has heretofore made available to Parent with respect to each of the Plans true and correct copies of each of the following documents if applicable: (i) the Plan document and trust agreement or other funding arrangement; (ii) the actuarial report for such Plan for each of the last two years and any subsequent changes to actuarial assumptions; (iii) the most recent determination letter from the Internal Revenue Service for such Plan; (iv) the most recent Form 5500, summary plan description and related summaries of material modifications and (v) with respect to any employee stock ownership plan, all loan documents and repayment schedules.

     (c)  Except as set  forth in  Section  4.11(c)  of the  Company  Disclosure
Schedule: each of the Plans is in compliance with applicable law, including but not limited to, the Code and ERISA; each of the Plans intended to be "qualified" within the meaning of section 401(a) of the Code has received a favorable determination letter from the IRS; no Plan has an accumulated or waived funding deficiency within the meaning of section 412 of the Code; neither the Company nor any ERISA Affiliate has incurred, directly or indirectly, any liability to or on account of a Plan pursuant to Title

IV of ERISA (other than PBGC premiums); to the knowledge of the Company no proceedings have been instituted to terminate any Plan that is subject to Title IV of ERISA; no "reportable event," as such term is defined in section 4043(c) of ERISA, has occurred with respect to any Plan (other than a reportable event with respect to which the thirty day notice period has been waived); and no condition exists that presents a material risk to the Company of incurring a liability to or on account of a Plan pursuant to Title IV of ERISA; no Plan is a multiemployer plan (within the meaning of section 4001(a)(3) of ERISA and no Plan is a multiple employer plan as defined in Section 413 of the Code; there are no pending, or to the knowledge of the Company, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the Plans or any trusts related thereto; the fair market value of the assets of each Plan subject to Title IV of ERISA exceeds the present value of the benefit liabilities (as defined in Section 4001(a)(16) of ERISA) under such Plan as of the most recent plan year end prior to the date hereof, calculated using the actuarial assumptions used in the most recent actuarial valuation of such Plan as of the date hereof; with respect to each qualified plan which is an employee stock ownership plan (as defined in Section 4975(e)(7) of the Code), any assets of any such plan that are not allocated to partici pants' individual accounts are pledged as security for, and may be applied to satisfy, any securities acquisition indebtedness; and there is not currently any legally binding commitment by the Company or any ERISA Affiliate to create an additional Plan or amend any Plan (except amendments to comply with law which do not materially increase the cost of such Plan) and the Company and its Subsidiaries do not have any obligations for post-retirement or post employment welfare benefits that cannot be amended or terminated upon sixty days' notice or less without incurring any liability thereunder, except for coverage required by Part 6 of Title 1 of ERISA of Section 4980B of the Code, the premium cost of which is borne (to the extent permitted by law) by the insured individuals.

     4.12 SEC Reports. The Company has previously made available to Parent a true and correct copy of each (a) final registration statement, prospectus, report, schedule and definitive proxy statement filed since December 31, 1995 by the Company with the SEC pursuant to the Securities Act or the Exchange Act (the "Company Reports") and (b) communication mailed by the Company to its stockholders since December 31, 1995, and no such registration statement, prospectus, report, schedule, proxy statement or communication contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except that information as of a later date shall be deemed to modify information as of an earlier date. The Company has timely filed all Company Reports and other documents required to be filed by it under the Securities Act and the Exchange

Act, and, as of their respective dates, all Company Reports complied with the published rules and regulations of the SEC with respect thereto.

     4.13 Company Information. The information relating to the Company and its Subsidiaries which is provided to Parent by the Company for inclusion in the Proxy Statement and the S-4, or in any other document filed with any other regulatory agency in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The Proxy Statement (except for such portions thereof that relate only to the Parent or any of its Subsidiaries) will comply with the provisions of the Exchange Act and the rules and regulations thereunder.

     4.14 Compliance with Applicable Law. The Company and each of its Subsidiaries hold, and have at all times held, all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under and pursuant to all, and have complied with and are not in default in any respect under any, applicable law, statute, order, rule, regulation, policy and/or guideline of any Governmental Entity relating to the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries has received notice of any violations of any of the above.

     4.15 Certain Contracts. (a) Except as set forth in Section 4.15(a) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to or bound by any contract (whether written or oral) (i) with respect to the employment of any directors or consultants, (ii) which, upon the consummation of the transactions contemplated by this Agreement, will (either alone or upon the occurrence of any additional acts or events) result in any payment or benefits (whether of severance pay or otherwise) becoming due, or the acceleration or vesting of any rights to any payment or benefits, from Parent, the Company, the Surviving Corporation or any of their respective Subsidiaries to any director or consultant thereof, (iii) which is a material contract (as defined in Item 601(b)(10) of Regulation S-K of the SEC) to be performed after the date of this Agreement that has not been filed or incorporated by reference in the Company Reports, (iv) which is a consulting agreement (including data processing, software programming and licensing contracts) not terminable on 30 days or less notice involving the payment of more than $25,000 per annum, or (v) which materially restricts the conduct of any line of business by the Company or any of its Subsidiaries. Each contract, arrangement, commitment or understanding of the type described in this Section 4.15(a), whether or not set forth in
Section 4.15(a) of the Company Disclosure Schedule, is referred to herein as a "Company Contract". The

Company has previously delivered or made available to Parent true and correct copies of each Company Contract.

     (b) Except as set forth in Section 4.15(b) of the Company Disclosure Schedule, (i) each Company Contract described in clause (iii) of Section 4.15(a) is valid and binding and in full force and effect, (ii) the Company and each of its Subsidiaries has performed all obligations required to be performed by it to date under each Company Contract described in clause (iii) of Section 4.15(a),
(iii) no event or condition exists which constitutes or, after notice or lapse of time or both, would constitute, a default on the part of the Company or any of its Subsidiaries under any Company Contract described in clause (iii) of
Section 4.15(a), and (iv) no other party to any Company Contract described in clause (iii) of Section 4.15(a) is, to the knowledge of the Company, in default in any respect thereunder.

     (c) Section 4.15 of the Company Disclosure Schedule contains a schedule showing the good faith estimated present value as of December 31, 1998 of the monetary amounts payable (including any tax indemnification payments in respect of income and/or excise taxes) and identifying the in-kind benefits due under any Plan other than a tax-qualified plan for each director of the Company and each officer of the Company with the position of vice president or higher, specifying the assumptions in such schedule.

     4.16 Agreements with Regulatory Agencies. Neither the Company nor any of its Subsidiaries is subject to any cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of (each, whether or not set forth on Section 4.16 of the Company Disclosure Schedule, a "Regulatory Agreement"), any Governmental Entity that restricts the conduct of its business or that in any manner relates to its capital adequacy, its credit policies, its management or its business, nor has the Company or any of its Subsidiaries been advised by any Governmental Entity that it is considering issuing or requesting any Regulatory Agreement.

     4.17 Environmental Matters. Except as set forth in Section 4.17 of the Company Disclosure Schedule:

     (a) Each of the Company and its Subsidiaries, each of the Participation Facilities and, to the knowledge of the Company, the Loan Properties (each as hereinafter defined), are in compliance with all applicable federal, state and local laws, including common law, regulations and ordinances, and with all applicable decrees, orders and contractual obligations relating to pollution or the discharge of, or exposure to, Hazardous Materials (as hereinafter defined) in the environment or workplace ("Environmental Laws");

     (b) There is no suit, claim, action or proceeding, pending or, to the knowledge of the Company, threatened, before any Governmental Entity or other forum in which the Company, any of its Subsidiaries, any Participation Facility or any Loan Property, has been or, with respect to threatened proceedings, may be, named as a defendant (x) for alleged noncompliance (including by any predecessor) with any Environmental Laws, or (y) relating to the release, threatened release or exposure to any Hazardous Material whether or not occurring at or on a site owned, leased or operated by the Company or any of its Subsidiaries, any Participation Facility or any Loan Property;

     (c) To the knowledge of the Company, during the period of (x) the Company's or any of its Subsidiaries' ownership or operation of any of their respective current or former properties, (y) the Company's or any of its Subsidiaries' participation in the management of any Participation Facility, or (z) the Company's or any of its Subsidiaries' interest in a Loan Property, there has been no release of Hazardous Materials in, on, under or affecting any such property. To the knowledge of the Company, prior to the period of (x) the Company's or any of its Subsidiaries' ownership or operation of any of their respective current or former properties, (y) the Company's or any of its Subsidiaries' participation in the management of any Participation Facility, or
(z) the Company's or any of its Subsidiaries' interest in a Loan Property, there was no release of Hazardous Materials in, on, under or affecting any such property, Participa tion Facility or Loan Property; and

     (d) The following definitions apply for purposes of this Section 4.17: (x) "Hazardous Materials" means any chemicals, pollutants, contaminants, wastes, toxic substances, petroleum or other regulated substances or materials, (y)
"Loan Property" means any property in which the Company or any of its Subsidiaries holds a security interest, and, where required by the context, said term means the owner or operator of such property; and (z) "Participation Facility" means any facility in which the Company or any of its Subsidiaries participates in the management and, where required by the context, said term means the owner or operator of such property.

     4.18 Opinion. Prior to the execution of this Agreement, the Company has received an opinion from Sandler O'Neill to the effect that as of the date thereof and based upon and subject to the matters set forth therein, the Merger Consideration is fair to the stockholders of the Company from a financial point of view. Such opinion has not been amended or rescinded as of the date of this Agreement.

     4.19 Approvals. As of the date of this Agreement, the Company knows of no reason why all regulatory approvals required for the consummation of the transactions contemplated hereby (including, without limitation, the Merger) should not be obtained.

     4.20 Loan Portfolio. (a) With respect to each loan owned by the Company or its Subsidiaries in whole or in part (each, a "Loan"), to the best knowledge of the Company:

          (i) the note and the related security documents are each legal, valid and binding obligations of the maker of obligor thereof, enforceable against such maker or obligor in accordance with their terms;

          (ii) neither the Company nor any of its Subsidiaries nor any prior holder of a Loan has modified the note or any of the related security documents in any material respect or satisfied, canceled or subordinated the note or any of the related security documents except as otherwise disclosed by documents in the applicable Loan file;

          (iii) the Company or a Subsidiary is the sole holder of legal and beneficial title to each Loan (or the Company's applicable participation interest, as applicable), except as otherwise referenced on the books and records of the Company;

          (iv) the note and the related security documents, copies of which are included in the Loan files, are true and correct copies of the documents they purport to be and have not been suspended, amended, modified, canceled or otherwise changed except as otherwise disclosed by documents in the applicable Loan file;

          (v) there is no pending or threatened condemnation proceeding or similar proceeding affecting the property which serves as security for a Loan, except as otherwise referenced on the books and records of the Company;

          (vi) there is no pending or threatened litigation or proceeding relating to the property which serves as security for a Loan; and

          (vii) with respect to a Loan held in the form of a participation, the participation documentation is legal, valid, binding and enforceable.

     (b) Except as set forth in Section 4.20 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to any written or oral (i) loan agreement, note or borrowing arrangement (including, without limitation, leases, credit enhancements, commitments, guarantees and interest-bearing assets) (collectively, "Loans"), under the terms of which the obligor was, as of June 30, 1998, over 90 days delinquent in payment of principal or interest or in default of any other provision, or (ii) Loan with any director, executive officer or five percent or greater stockholder of the Company or any of its Subsidiaries, or to the knowledge of the Company, any person, corporation or enterprise controlling, controlled by or under common control with any of the foregoing. Section 4.20 of the Company Disclosure Schedule sets forth (i) all of the Loans of the Company or any of its Subsidiaries that as of June 30, 1998, were classified by any bank examiner (whether regulatory or internal) as "Other Loans Specially Mentioned", "Special Mention", "Substandard", "Doubtful", "Loss", "Classified", "Criticized", "Credit Risk Assets", "Concerned Loans", "Watch List" or words of similar import, together with the principal amount of and accrued and unpaid interest on each such Loan and the identity of the borrower thereunder, (ii) by category of Loan (i.e., commercial, consumer, etc.), all of the other Loans of the Company and its Subsidiaries that as of June 30, 1998, were classified as such, together with the aggregate principal amount of and accrued and unpaid interest on such Loans by category and (iii) each asset of the Company that as of June 30, 1998, was classified as "Other Real Estate Owned" and the book value thereof.

     4.21 Property. Each of the Company and its Subsidiaries has good and marketable title free and clear of all liens, encumbrances, mortgages, pledges, charges, defaults or equitable interests to all of the properties and assets, real and personal, tangible or intangible, which are reflected on the consolidated statement of financial condition of the Company as of March 31, 1998 or acquired after such date, except (i) liens for taxes not yet due and payable or contested in good faith by appropriate proceedings, (ii) pledges to secure deposits and other liens incurred in the ordinary course of business,
(iii) such imperfections of title, easements and encumbrances, if any, as do not interfere with the use of the respective property as such property is used on the date of this Agreement, (iv) for dispositions and encumbrances of, or on, such properties or assets in the ordinary course of business and (v) mechanics', materialmen's, workmen's, repairmen's, warehousemen's, carrier's and other similar liens and encumbrances arising in the ordinary course of business. All leases pursuant to which the Company or any Subsidiary of the Company, as lessee, leases real or personal property are valid and enforceable in accordance with their respective terms and neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any other party thereto, is in default thereunder. All material tangible properties of the Company and each of its Subsidiaries are in good state of maintenance and repair, conform with all applicable ordinances, regulations and zoning laws and are considered by the Company to be adequate for the current business of the Company and its Subsidiaries.

     4.22 Reorganization. The Company has no reason to believe that the Merger will fail to qualify as a reorganization under Section 368(a) of the Code.

     4.23 Antitakeover Provisions Inapplicable. The Board of Directors of the Company has approved the transactions contemplated by this Agreement, the Bank Merger and the Option Agreement such that the provisions of Section 203 of the DGCL and Article Eighth of the Company's Certificate of Incorporation will not, assuming the accuracy of the representations contained in Section 5.15 hereof, apply to this Agreement, the Bank Merger, the Option Agreement or any of the transactions contemplated hereby or thereby.

     4.24 Insurance. The Company and its Subsidiaries are presently insured, and since December 31, 1994, have been insured, for reasonable amounts with financially sound and reputable insurance companies, against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured. All of the insurance policies and bonds maintained by the Company and its Subsidiaries are in full force and effect, the Company and its Subsidiaries are not in default thereunder and all material claims thereunder have been filed in due and timely fashion.

     4.25 Investment Securities; Borrowings; Deposits. (a) Except for investments in Federal Home Loan Bank Stock and pledges to secure Federal Home Loan Bank borrowings and reverse repurchase agreements entered into in arms-length transactions pursuant to normal commercial terms and conditions and entered into the ordinary course of business and restrictions that exist for securities to be classified as "held to maturity," none of the investments reflected in the consolidated balance sheet of the Company included in the Company's Report on Form 10-Q for the quarter ended March 31, 1998 and none of the investment securities held by it or any of its Subsidiaries since March 31, 1998 is subject to any restriction (contractual or statutory) that would materially impair the ability of the entity holding such investment freely to dispose of such investment at any time.

     (b) Neither the Company nor any Subsidiary is a party to or has agreed to enter into an exchange-traded or over the-counter equity, interest rate, foreign exchange or other swap, forward, future, option, cap, floor or collar or any other contract that is not included on the consolidated statements of condition and is a derivative contract (including various combinations thereof) (each, a "Derivatives Contract") or owns securities that (A) are referred to generically as "structured notes," "high risk mortgage derivatives," "capped floating rate notes" or "capped floating rate mortgage derivatives" or
(B) are likely to have changes in value as a result of interest or exchange rate changes that significantly exceed normal changes in value attributable to interest or exchange rate changes, except for those Derivatives Contracts and other instruments legally purchased or entered into in the ordinary course of business, consistent with regulatory requirements and listed (as of the date hereof) in the Company Disclosure Schedule or disclosed in any Company Reports filed on or prior to the date hereof.

     (c) Set forth in the Company Disclosure Schedule is a true and correct list of the Company's borrowed funds (excluding deposit accounts) as of the date hereof.

     (d) None of the deposits of the Company or any of its Subsidiaries is a "brokered" deposit.

     4.26 Indemnification. Except as provided in the Company Contracts or the Certificate of Incorporation or by-laws of the Company, neither the Company nor any Company Subsidiary is a party to any indemnification agreement with any of its present or future directors, officers, employees, agents or other persons who serve or served in any other capacity with any other enterprise at the request of the Company (a "Covered Person"), and, to the best knowledge of the Company, there are no claims for which any Covered Person would be entitled to indemnification under the organization certificate or bylaws of the Company or any Subsidiary of the Company, applicable law or regulation or any indemnification agreement.

     4.27 Liquidation Account. Neither the Merger nor the Bank Merger will result in any payment or distribution payable out of the Liquidation Account of the Company Bank.

     4.28 Year 2000 Matters. Section 4.28 of the Company Disclosure Schedule contains a true and correct copy of the Company's plan for addressing year 2000 computer issues (the "Year 2000 Plan"). The Company is in material compliance with the Company's Year 2000 Plan. The Company has been examined by the OTS with respect to being "Year 2000 Compliant" and the Company's Year 2000 Plan has been reviewed by the OTS and the Company has received a "satisfactory" rating in connection therewith, and neither the Company nor the Company Bank has received any written communication from the OTS commenting adversely with respect to the ability of the Company to become Year 2000 compliant.


                                    ARTICLE V

                    REPRESENTATIONS AND WARRANTIES OF PARENT

     Subject to Article III, Parent hereby represents and warrants to the Company as follows:

     5.1 Corporate Organization. (a) Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Parent has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary. Parent is duly registered as a savings and loan holding company under the HOLA. The Certificate of Incorporation and By-laws of Parent, copies of which have previously been made available to the Company, are true and correct copies of such documents as in effect as of the date of this Agreement.

     (b) Each Subsidiary of Parent that is a bank or savings institution (each a "Parent Bank" and collectively, the "Parent Banks") is a bank or savings institution, as the case may be, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. The deposit accounts of the Parent Banks are insured by the FDIC through the Savings Association Insurance Fund to the fullest extent permitted by law, and all premiums and assessments required in connection therewith have been paid when due. Each of Parent's other Subsidiaries which is a "Significant Subsidiary" (each a "Significant Subsidiary" and together the "Significant Subsidiaries") as such term is defined in Regulation S-X promulgated by the SEC is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each Significant Subsidiary of Parent has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary. The articles of incorporation, by-laws and other similar governing documents of the Parent Banks, copies of which have previously been made available to the Company, are true and correct copies of such documents as in effect as of the date of this Agreement.

     (c) The minute books of Parent and each of its Significant Subsidiaries contain true and correct records of all meetings and other corporate actions held or taken since December 31, 1995 of their respective stockholders and Boards of Directors (including committees of their respective Boards of Directors).

     5.2 Capitalization. (a) As of the date of this Agreement, the authorized capital stock of Parent consists of 45,000,000 shares of Parent Common Stock and 9,000,000 shares of preferred stock, par value $0.01 per share ("Parent Preferred Stock"). As of June 30, 1998, there were 12,176,513 shares of Parent Common Stock and no shares of Parent Preferred Stock issued and outstanding, and 2,374,587 shares of Parent Common Stock held in Parent's treasury. As of the date of this Agreement, no shares of Parent Common Stock or Parent Preferred Stock were reserved for issuance, except that (i)1,451,150 shares of Parent Common Stock were reserved for issuance upon the exercise of stock options pursuant to the Dime Community Bancorp, Inc. 1996 Stock Option Plan for Outside Directors, Officers and Employees (the "Parent Stock Plan"), and (ii) 450,000 shares of Parent Series A Junior Participating Preferred Stock were reserved for issuance upon exercise of the rights (the "Parent Rights") distributed to holders of Parent Common Stock pursuant to the Shareholder Rights Agreement, dated as of April 19, 1998, between Parent and ChaseMellon Shareholder Services, L.L.C., as Rights Agent (the "Parent Rights Agreement"). All of the issued and outstanding shares of Parent Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. As of the date of this Agreement, except as referred to above or reflected in Section 5.2(a) of the Parent Disclosure Schedule and the Parent Rights Agreement, Parent does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of Parent Common Stock or Parent Preferred Stock or any other equity securities of Parent or any securities representing the right to purchase or otherwise receive any shares of Parent Common Stock or Parent Preferred Stock. The shares of Parent Common Stock to be issued pursuant to the Merger will be duly authorized and validly issued and, at the Effective Time, all such shares will be fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof.

     (b) Section 5.2(b) of the Parent Disclosure Schedule sets forth a true and correct list of all of the Parent Subsidiaries as of the date of this Agreement. Except as set forth in Section 5.2(b) of the Parent Disclosure Schedule, as of the date of this

Agreement, Parent owns, directly or indirectly, all of the issued and outstanding shares of capital stock of each of the Subsidiaries of Parent, free and clear of all liens, charges, encumbrances and security interests whatsoever, and all of such shares are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. As of the date of this Agreement, no Subsidiary of Parent has or is bound by any outstanding subscrip tions, options, warrants, calls, commitments or agreements of any character with any party that is not a direct or indirect Subsidiary of Parent calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary.

     5.3 Authority; No Violation. (a) Parent has full corporate power and authority to execute and deliver this Agreement and the Option Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Option Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and validly approved by the Board of Directors of Parent, and no other corporate proceedings on the part of Parent are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Parent and (assuming due authorization, execution and delivery by the Company) this Agreement constitutes a valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

     (b) Except as set forth in Section 5.3(b) of the Parent Disclosure Schedule, neither the execution and delivery of this Agreement by Parent, nor the consummation by Parent of the transactions contemplated hereby, nor compliance by Parent with any of the terms or provisions hereof, will (i) violate any provision of the Certificate of Incorporation or By-Laws of Parent, or the articles of incorporation or by-laws or similar governing documents of any of its Subsidiaries or (ii) assuming that the consents and approvals referred to in Section 5.4 are duly obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Parent or any of its Subsidiaries or any of their respective properties or assets, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the respective properties or assets of Parent or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Parent or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected.

     5.4 Consents and Approvals. Except for (a) the filing of applications and notices, as applicable, with the OTS under the HOLA, Bank Merger Act, Federal Deposit Insurance Act and the rules and regulations of the OTS, and approval of such applications and notices, (b) the State Banking Approvals, (c) the filing with the SEC of the Proxy Statement and the filing and declaration of effectiveness of the S-4, (d) the filing of the Certificate of Merger with the Secretary pursuant to the DGCL, (e) such filings and approvals as are required to be made or obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of the shares of Parent Common Stock pursuant to this Agreement, (f) approval of the listing for quotation of the Parent Common Stock to be issued in the Merger on the NASDAQ/NMS, and (g) such filings, authorizations or approvals as may be set forth in Section 5.4 of the Parent Disclosure Schedule, no consents or approvals of or filings or registrations with any Governmental Entity or with any third party are necessary in connection with (1) the execution and delivery by Parent of this Agreement and (2) the consummation by Parent of the Merger and the other transactions contemplated hereby.

     5.5 Reports. Parent and each of its Subsidiaries have timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since December 31, 1995 with any Regulatory Agency, and have paid all fees and assessments due and payable in connection therewith. Except for normal examinations conducted by a Regulatory Agency in the regular course of the business of Parent and its Subsidiaries, and except as set forth in Section 5.5 of Parent Disclosure Schedule, no Regulatory Agency has initiated any proceeding or, to the knowledge of Parent, investigation into the business or operations of Parent or any of its Subsidiaries since December 31, 1995. There is no unresolved violation, criticism, or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of Parent or any of its Subsidiaries.

     5.6 Financial Statements. Parent has previously made available to the Company copies of (a) the consolidated balance sheets of Parent and its
Subsidiaries as of June 30 for the fiscal years 1996 and 1997 and the related consolidated statements of income, changes in stockholders' equity and cash flows for the fiscal years 1995 through 1997, inclusive, as reported in Parent's Annual Report on Form 10-K for the fiscal year ended June 30, 1997 filed with the SEC under the Exchange Act, in each case accompanied by the audit report of Deloitte & Touche LLP independent public accountants with respect to Parent, and (b) the unaudited consolidated balance sheet of Parent and its Subsidiaries as of March 31, 1998 and March 31, 1997 and the related unaudited consolidated statements of income, changes in stockholders' equity and cash flows for the nine-month periods then ended as reported in Parent's Quarterly Report on Form 10-Q for the period ended March 31, 1998 filed with the SEC under the Exchange Act. The June 30, 1997 consolidated balance sheet of Parent (including the related notes, where applicable) fairly presents the consolidated financial position of Parent and its Subsidiaries as of the date thereof, and the other financial statements referred to in this Section 5.6 (including the related notes, where applicable) fairly present and the financial statements to be filed with the SEC after the date hereof will fairly present (subject, in the case of the unaudited statements, to recurring audit adjustments normal in nature and amount), the results of the consolidated operations and changes in stockholders' equity and consolidated financial position of Parent and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth; each of such statements (including the related notes, where applicable) complies, and the financial statements to be filed with the SEC after the date hereof will comply, with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto; and each of such statements
(including the related notes, where applicable) has been, and the financial statements to be filed with the SEC after the date hereof will be, prepared in accordance with GAAP consistently applied during the periods involved, except as indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q. The books and records of Parent and its Significant Subsidiaries have been, and are being, maintained in accordance with GAAP and any other applicable legal and accounting requirements.

     5.7 Broker's Fees. Neither Parent nor any Subsidiary of Parent, nor any of their respective officers or directors, has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with any of the transactions contemplated by this Agreement, except that Parent has engaged, and will pay a fee or commission to, Merrill Lynch & Co. ("Merrill Lynch").

     5.8  Absence  of Certain  Changes or Events.  Except as may be set forth in
Section 5.8 of the Parent Disclosure Schedule, or as disclosed in any Parent Report (as defined in Section 5.12) filed with the SEC prior to the date of this Agreement, since June 30, 1997, there has been no change or development or combination of changes or developments which, individually or in the aggregate, has had a Material Adverse Effect on Parent.

     5.9 Legal Proceedings. (a) Except as set forth in Section 5.9(a) of the Parent Disclosure Schedule, neither Parent nor any of its Subsidiaries is a party to any and there are no pending or, to Parent's knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against Parent or any of its Subsidiaries or challenging the validity or propriety of the transactions contemplated by this Agreement.

     (b) There is no injunction, order, judgment, decree, or regulatory restriction imposed upon Parent, any of its Subsidiaries or the assets of Parent or any of its Subsidiaries.

     5.10 Taxes. Except as set forth in Section 5.10 of the Parent Disclosure Schedule, each of Parent and its Subsidiaries has (i) duly and timely filed (including applicable extensions granted without penalty) all material Tax Returns required to be filed at or prior to the Effective Time, and such Tax Returns are true and correct in all material respects, and (ii) paid in full or made adequate provision in the financial statements of Parent (in accordance with GAAP) for all material Taxes shown to be due on such Tax Returns. Except as set forth in Section 5.10 of the Parent Disclosure Schedule, (i) as of the date hereof, neither Parent nor any of its Subsidiaries has requested any extension of time within which to file any Tax Returns in respect of any fiscal year which have not since been filed and no request for waivers of the time to assess any Taxes are pending or outstanding, and (ii) as of the date hereof, with respect to each taxable period of Parent and its Subsidiaries, the federal and state income Tax Returns of Parent and its Subsidiaries have been audited by the Internal Revenue Service or appropriate state tax authorities or the time for assessing and collecting income Tax with respect to such taxable period has closed and such taxable period is not subject to review. Except as set forth in
Section 5.10 of the Parent Disclosure Schedule, neither the Parent nor any of its Subsidiaries (i) has made an election under Section 341(f) of the Code, (ii) has made any payment, is obligated to make any payment, or is party to any agreement that could obligate it to make any payment that would not be deductible under Section 280G of the Code, (iii) has issued or assumed any obligation under Section 279 of the Code, any high yield discount obligation as described in Section 163f(i) of the Code or any registration-required obligation within the meaning of Section 163f(2) of the Code that is not in registered form, or (iv) is or has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code.

     5.11 Employees. (a) Section 5.11(a) of the Parent Disclosure Schedule sets forth a true and correct list of each deferred compensation plan, incentive compensation plan, equity compensation plan, "welfare" plan, fund or program (within the meaning of section 3(1) of the ERISA); "pension" plan, fund or program (within the meaning of section 3(2) of ERISA) that is sponsored, maintained or contributed to or required to be contributed to as of the date of this Agreement by, or with respect to which an obligation or liability exists of (the "Parent Plans"), Parent, any of its Subsidiaries or any trade or business, whether or not incorporated (a "Parent ERISA Affiliate"), all of which together with Parent would be deemed a "single employer" within the meaning of Section 4001 of ERISA, for the benefit of any employee or former employee of Parent, any Subsidiary or any Parent ERISA Affiliate and includes a true and correct copy of the plan document for the Severance Pay Plan of the Parent currently in effect.

     (b)  Except  as set  forth in  Section  5.11(b)  of the  Parent  Disclosure
Schedule: each of the Parent Plans is in compliance with applicable law, including but not limited to, the Code and ERISA; each of the Parent Plans intended to be "qualified" within the meaning of section 401(a) of the Code has received a favorable determination letter from the IRS; no Parent Plan has an accumulated or waived funding deficiency within the meaning of section 412 of the Code; neither Parent nor any Parent ERISA Affiliate has incurred, directly or indirectly, any liability to or on account of a Parent Plan pursuant to Title IV of ERISA (other than PBGC premiums); to the knowledge of Parent no proceedings have been instituted to terminate any Parent Plan that is subject to Title IV of ERISA; no "reportable event," as such term is defined in section 4043(c) of ERISA, has occurred with respect to any Parent Plan (other than a reportable event with respect to which the thirty day notice period has been waived); and no condition exists that presents a material risk to Parent of incurring a liability to or on account of a Parent Plan pursuant to Title IV of ERISA; no Parent Plan is a multiemployer plan (within the meaning of section 4001(a)(3) of ERISA and no Parent Plan is a multiple employer plan as defined in
Section 413 of the Code; there are no pending, or, to the knowledge of Parent, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the Parent Plans or any trusts related thereto; the fair market value of the assets of each Plan subject to Title IV of ERISA exceeds the present value of the benefit liabilities (as defined in Section 4001(a)(16) of ERISA) under such Plan as of the most recent plan year end prior to the date hereof, calculated using the actuarial assumptions used in the most recent actuarial valuation of such Plan as of the date hereof; with respect to each qualified plan which is an employee stock ownership plan (as defined in Section 4975(e)(7) of the Code), any assets of any such plan that are not allocated to participants' individual accounts are pledged as security for, and may be applied to satisfy, any securities acquisition indebtedness; and there is not currently any legally binding commitment by the Parent or any ERISA Affiliate to create an additional Plan or amend any Plan (except amendments to comply with law which do not materially increase the cost of such Plan) and the Parent and its subsidiaries do not have any obligations for post-retirement or post-employment welfare benefits that cannot be amended or terminated upon sixty days' notice or less without incurring any liability thereunder, except for coverage required by Part 6 of Title 1 of ERISA or Section 4980B of the Code, the premium cost of which is borne (to the extent permitted by law) by the insured individuals.

     5.12 SEC Reports. Parent has previously made available to the Company a true and correct copy of each (a) final registration statement, prospectus, report, schedule and definitive proxy statement filed since December 31, 1995 by Parent with the SEC pursuant to the Securities Act or the Exchange Act (the "Parent Reports") and (b) communication mailed by Parent to its stockholders since December 31, 1995, and no such registration statement, prospectus, report, schedule, proxy statement or communication contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except that information as of a later date shall be deemed to modify information as of an earlier date. Parent has timely filed all Parent Reports and other documents required to be filed by it under the Securities Act and the Exchange Act, and, as of their respective dates, all Parent Reports complied with the published rules and regulations of the SEC with respect thereto.

     5.13 Parent Information. The information relating to Parent and its Subsidiaries to be contained in the Proxy Statement and the S-4, or in any other document filed with any other regulatory agency in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The Proxy Statement (except for such portions thereof that relate only to the Company or any of its Subsidiaries) will comply with the provisions of the Exchange Act and the rules and regulations thereunder. The S-4 will comply with the provisions of the Securities Act and the rules and regulations thereunder.

     5.14 Compliance with Applicable Law. Parent and each of its Subsidiaries holds, and has at all times held, all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under and pursuant to all, and have complied with and are not in default in any respect under any, applicable law, statute, order, rule, regulation, policy and/or guideline of any Governmental Entity relating to Parent or any of its Subsidiaries and neither Parent nor any of its Subsidiaries knows of, or has received notice of violation of, any violations of any of the above.

     5.15 Ownership of Company Common Stock; Affiliates and Associates. (a) Neither Parent nor any of its affiliates or associates (as such terms are defined under the

Exchange Act) beneficially owns, directly or indirectly, or is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, any shares of capital stock of the Company (other than Trust Account Shares and DPC Shares); and

     (b) Neither Parent nor any of its Subsidiaries is an "affiliate" (as such term is defined in DGCL ss.203(c)(1)) or an "associate" (as such term is defined in DGCL ss.203(c)(2)) of the Company or an "Interested Stockholder" (as such term is defined in Article Eighth of the Company's Certificate of Incorporation).

     5.16 Agreements with Regulatory Agencies. Neither Parent nor any of its Subsidiaries is subject to any cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of (each, whether or not set forth in Section 5.16 of the Parent Disclosure Schedule, a "Parent Regulatory Agreement"), any Governmental Entity that restricts the conduct of its business or that in any manner relates to its capital adequacy, its credit policies, its management or its business, nor has Parent or any of its Subsidiaries been advised by any Governmental Entity that it is considering issuing or requesting any Parent Regulatory Agreement.

     5.17 Environmental Matters. Except as set forth in Section 5.17 of the Parent Disclosure Schedule:

     (a) Each of Parent and its Subsidiaries, each of the Participation Facilities and, to the knowledge of Parent, the Loan Properties (each as hereinafter defined), are in compliance with all Environmental Laws;

     (b) There is no suit, claim, action or proceeding, pending or, to the knowledge of Parent, threatened, before any Governmental Entity or other forum in which Parent, any of its Subsidiaries, any Participation Facility or any Loan Property, has been or, with respect to threatened proceedings, may be, named as a defendant (x) for alleged noncompliance (including by any predecessor) with any Environmental Laws, or (y) relating to the release, threatened release or exposure to any Hazardous Material whether or not occurring at or on a site owned, leased or operated by Parent or any of its Subsidiaries, any Participation Facility or any Loan Property;

     (c) To the knowledge of Parent during the period of (x) Parent's or any of its Subsidiaries' ownership or operation of any of their respective current or former properties, (y) Parent's or any of its Subsidiaries' participation in the management of any Participation Facility, or (z) Parent's or any of its Subsidiaries' interest in a Loan Property, there has been no release of Hazardous Materials in, on, under or affecting any such property. To the knowledge of Parent, prior to the period of (x) Parent's or any of its Subsidiaries' ownership or operation of any of their respective current or former properties, (y) Parent's or any of its Subsidiaries' participation in the management of any Participation Facility, or (z) Parent's or any of its Subsidiaries' interest in a Loan Property, there was no release of Hazardous Materials in, on, under or affecting any such property, Participation Facility or Loan Property; and

     (d) The following definitions apply for purposes of this Section 5.17: (x) "Loan Property" means any property in which Parent or any of its Subsidiaries holds a security interest, and, where required by the context, said term means the owner or operator of such property; and (y) "Participation Facility" means any facility in which Parent or any of its Subsidiaries participates in the management and, where required by the context, said term means the owner or operator of such property.

     5.18 Opinion. Prior to the execution of this Agreement, Parent has received an opinion from Merrill Lynch to the effect that as of the date thereof and based upon and subject to the matters set forth therein, the Merger Consideration pursuant to this Agreement is fair from a financial point of view to Parent. Such opinion has not been amended or rescinded as of the date of this Agreement.

     5.19 Approvals. As of the date of this Agreement, Parent knows of no reason why all regulatory approvals required for the consummation of the transactions contemplated hereby (including, without limitation, the Merger) should not be obtained.

     5.20 Loan Portfolio. Except as set forth in Section 5.20 of Parent Disclosure Schedule, neither Parent nor any of its Subsidiaries is a party to any written or oral (i) Loan, other than Loans the unpaid principal balance of which does not exceed $250,000, under the terms of which the obligor was, as of June 30, 1998, over 90 days delinquent in payment of principal or interest or in default of any other provision, or (ii) Loan with any director, executive officer or five percent or greater stockholder of Parent or any of its Subsidiaries, or to the knowledge of Parent, any person, corporation or enterprise controlling, controlled by or under common control with any of the foregoing. Section 5.20 of Parent Disclosure Schedule sets forth (i) all of the Loans in original principal amount in excess of $250,000 of Parent or any of its Subsidiaries that as of June 30, 1998, were classified by any bank examiner (whether regulatory or internal) as "Other Loans Specially Mentioned", "Special Mention", "Substandard", "Doubtful", "Loss", "Classified", "Criticized", "Credit Risk Assets", "Concerned Loans", "Watch List" or words of similar import, together with the principal amount of and accrued and unpaid interest on each such Loan and the identity of the borrower thereunder,
(ii) by category of Loan (i.e., commercial, consumer, etc.), all of the other Loans of Parent and its Subsidiaries that as of June 20, 1998, were classified as such, together with the aggregate principal amount of and accrued and unpaid interest on such Loans by category and (iii) each asset of Parent that as of June 30, 1998, was classified as "Other Real Estate Owned" and the book value thereof.

     5.21 Property. Each of Parent and its Subsidiaries has good and marketable title free and clear of all liens, encumbrances, mortgages, pledges, charges, defaults or equitable interests to all of the properties and assets, real and personal, tangible or intangible, and which are reflected on the consolidated statement of financial condition of Parent as of March 31, 1998 or acquired after such date, except (i) liens for taxes not yet due and payable or contested in good faith by appropriate proceedings, (ii) pledges to secure deposits and other liens incurred in the ordinary course of business, (iii) such imperfections of title, easements and encumbrances, if any, as do not interfere with the use of the respective property as such property is used on the date of this Agreement, (iv) for dispositions and encumbrances of, or on, such properties or assets in the ordinary course of business or (v) mechanics', materialmen's, workmen's, repairmen's, warehousemen's, carrier's and other similar liens and encumbrances arising in the ordinary course of business. All leases pursuant to which Parent or any Subsidiary of Parent, as lessee, leases real or personal property are valid and enforceable in accordance with their respective terms and neither Parent nor any of its Subsidiaries nor, to the knowledge of Parent, any other party thereto is in default thereunder. All material tangible properties of the Parent and each of its Subsidiaries are in good state of maintenance and repair, conform with all applicable ordinances, regulations and zoning laws and are considered by the Parent to be adequate for the current business of the Parent and its Subsidiaries.

     5.22 Reorganization. Parent has no reason to believe that the Merger will fail to qualify as a reorganization under Section 368(a) of the Code.


                                   ARTICLE VI

                    COVENANTS RELATING TO CONDUCT OF BUSINESS

     6.1 Covenants of the Company. Except as expressly provided in this Agreement or the Stock Option Agreement, during the period from the date of this Agreement to the Effective Time, the Company shall use commercially reasonable efforts to, and shall cause its Subsidiaries to use commercially reasonable efforts to, (i) conduct its business in the ordinary and usual course consistent with past practices and prudent banking practice; (ii) maintain and preserve intact its business organization, properties, leases, employees and advantageous business relationships and retain the services of its officers and key employees, (iii) take no action which would adversely affect or delay the ability of Company, the Company Bank, the Parent or the Parent Bank to perform its covenants and agreements on a timely basis under this Agreement, and (iv) take no action which would adversely affect or delay the ability of the Company, the Company Bank, the Parent or the Parent Bank to obtain any necessary approvals, consents or waivers of any governmental authority required for the transactions contemplated hereby or which would reasonably be expected to result in any such approvals, consents or waivers containing any material condition or restriction. Without limiting the generality of the foregoing, and except as set forth in Section 6.1 of the Company Disclosure Schedule or as otherwise specifically provided by this Agreement, the Stock Option Agreement or consented to in writing by Parent, the Company shall not, and shall not permit any of its Subsidiaries to:

     (a) solely in the case of the Company, declare or pay any dividends on, or make other distributions in respect of, any of its capital stock, other than normal quarterly dividends not in excess of $0.125 per share of Company Common Stock; provided, however, that if the joint venture known as AFT Associates, of which the Company's indirect wholly owned subsidiary, FinFed Development Corp., is a joint venture partner, sells 100% of its interest in the property described in Section 6.1(a) of the Company Disclosure Letter or if FinFed Development Corp. sells 100% of its interest in AFT Associates (in either case without recourse to the Company or any of its Subsidiaries and without the Company or any of its Subsidiaries providing any financing therefor) prior to the Closing, then the Company may pay a special one-time dividend (the "Special Dividend") prior to the Closing in the following amount: (i) if the cash proceeds (received in the form of a certified check or immediately available funds) of such sale (net of transaction expenses and transfer taxes, if any) are greater than or equal to the book value of such assets on the Company's books and records, net of any specific reserves established by either FinFed Development Corp. or the Company Bank as of March 31, 1998, as set forth in Section 6.1(a) of the Company Disclosure Letter ("Book Value"), the Special Dividend may be paid in the aggregate amount of the product of the Outstanding Shares Number and $1.00, or
(ii) if the cash proceeds (received in the form of a certified check or immediately available funds) of such sale are less than the Book Value, then the Special Dividend may be paid in an aggregate amount equal to the amount by which
(A) the product of the Outstanding Shares Number and $1.00 exceeds (B) the difference between the Book Value and the cash proceeds of such sale; provided, further that such sale may not occur without the prior written consent of the

Parent if such sale would result in the amount set forth in (B) exceeding the amount set forth in (A).

     (b) (i) repurchase, redeem or otherwise acquire (except for the acquisition of Trust Account Shares and DPC Shares, as such terms are defined in Section 1.4(b) hereof) any shares of the capital stock of the Company or any Subsidiary of the Company, or any securities convertible into or exercisable for any shares of the capital stock of the Company or any Subsidiary of the Company, (ii) split, combine or reclassify any shares of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (iii) issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares, or enter into any agreement with respect to any of the foregoing, except, in the case of clauses
(ii) and (iii), for the issuance of Company Common Stock upon the exercise or fulfillment of rights or options issued or existing pursuant to the Option Agreement, the Company Option Plans or any employee benefit plans, programs or arrangements, all to the extent outstanding and in existence on the date of this Agreement and in accordance with their present terms;

     (c) amend its Certificate of Incorporation, By-laws or other similar governing documents;

     (d) (i) initiate, solicit or encourage, directly or indirectly, any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to stockholders of the Company) with respect to a merger, consolidation or similar transaction involving, or any purchase of, all or more than 10% of the assets or any equity securities of the Company of any of its material Subsidiaries (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal") or, (ii) engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal; provided, however, that nothing contained in this Agreement shall prevent the Company or its Board of Directors from (i) complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal or (ii)(A) providing information in response to a request therefor by a person who has made an unsolicited bona fide written Acquisition Proposal if the Board of Directors receives from the person so requesting such information an executed confidentiality agreement on terms substantially equivalent to those contained in the confidentiality agreement between Parent and the Company, dated as of June 17, 1998; or (B) engaging in any negotiations or discussions with any person who has made an unsolicited bona fide written Acquisition Proposal, if and only to the extent that, in each such case referred to in clause (A) or (B) above,
(i) the Board of Directors of the Company, after consultation with outside legal counsel, in good faith deems such action to be legally necessary for the proper discharge of its fiduciary duties under applicable law and (ii) the Board of Directors of the Company determines in good faith (after consultation with its financial advisor) that such Acquisition Proposal, if accepted, is reasonably likely to be consummated, taking into account all legal, financial and regulatory aspects of the proposal and the person making the proposal and would, if consummated, result in a more favorable transaction than the transaction contem plated by this Agreement; provided further, however, that the Company may communi cate information about any such Acquisition Proposal to its stockholders if, in the judgment of the Company's Board of Directors, based upon the advice of outside counsel, such communication is required under applicable law. The Company will notify Parent immediately orally (within one day) and in writing (within 3 days) if any such inquiries, proposals or offers are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with the Company after the date hereof, and the identity of the person making such inquiry, proposal or offer and the substance thereof and will keep Parent informed of any developments with respect thereto immediately upon occurrence thereof. Subject to the foregoing, the Company will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. The Company and its Subsidiaries will take the necessary steps to inform their respective officers, directors, agents, and representatives (including, without limitation, any investment banker, attorney or accountant retained by it) of the obligations undertaken in this Section 6.1(d). The Company will promptly request each person (other than Parent) that has executed a confidentiality agreement prior to the date hereof in connection with its consideration of a business combination with the Company or any of its Subsidiaries to return or destroy all confidential information previously furnished to such person by or on behalf of the Company or any of its Subsidiaries. The Company shall take all steps necessary to enforce all such confidentiality agreements.

     (e) make any capital expenditures other than those which (i) are made in the ordinary course of business or are necessary to maintain existing assets in good repair and (ii) in any event are in an amount of no more than $50,000 in the aggregate;

     (f) enter into any new line of business;

     (g) acquire or agree to acquire, by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire any assets, which would be material, individually or in the aggregate, to the Company, other than in connection with foreclosures, settlements in lieu of foreclosure or troubled loan or debt re structurings in the ordinary course of business consistent with past practices;

     (h) take any action that is intended or may reasonably be expected to result in any of the conditions to the Merger set forth in Article VIII not being satisfied;

     (i) change its methods of accounting in effect at March 31, 1998, except as required by changes in GAAP or regulatory accounting principles as concurred in writing by the Company's independent auditors;

     (j) (i) except as set forth in Section 7.12 hereof, as required by applicable law or as required to maintain qualification pursuant to the Code, adopt, amend, or terminate any employee benefit plan (including, without limitation, any Plan) or any agreement, arrangement, plan, trust, other funding arrangement or policy between the Company or any Subsidiary of the Company and one or more of its current or former directors, officers, employees or independent contractors except as required pursuant to irrevocable commitments existing on the date of this Agreement, change any trustee or custodian of the assets of any plan or transfer plan assets among trustees or custodians except that the Company may adopt the severance policy and pay retention bonuses, in each case as described in Section 6.1(j) of the Company Disclosure Schedule,
(ii) except for normal salary increases in the ordinary course of business consistent with past practice, which increases do not exceed 5% of annual rate of base salary in effect on the date of this Agreement in any individual case or except as required by applicable law, increase or accelerate payment of in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any Plan or agreement as in effect as of the date hereof; provided, however, that nothing contained herein shall prohibit the Company from (x) committing to pay retention bonuses as described in Section 6.1(j) of the Company Disclosure Schedule, or (y) paying, on or immediately prior to the Closing Date, discretionary bonuses in respect of fiscal 1998 such that the aggregate amount of all such bonuses in respect of fiscal 1998 does not exceed $291,000 and in individual amounts to be mutually agreed upon by Parent and the Board of Directors of the Company, provided, however, that Parent's agreement shall not be unreasonably withheld or (ii) grant or award any stock options, stock appreciation rights, restricted stock, restricted stock units or performance units or shares;

     (k) other than activities in the ordinary course of business consistent with past practice, sell, lease, encumber, assign or otherwise dispose of, or agree to sell, lease, encumber, assign or otherwise dispose of, any of its material assets, properties or other rights or agreements except as otherwise specifically contemplated by this Agreement;

     (l) other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity;

     (m) file any application to relocate or terminate the operations of any banking office of it or any of its Subsidiaries;

     (n) create, renew, amend or terminate or give notice of a proposed renewal, amendment or termination of, any material contract, agreement or lease for goods, services or office space to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or their respective properties is bound, other than the renewal in the ordinary course of business of any lease the term of which expires prior to the Closing Date;

     (o) other than in the ordinary course of business consistent with past practice, in individual amounts not to exceed $25,000, and other than investments for the Company's portfolio made in accordance with Section 6.1(p), make any investment either by purchase of stock or securities, contributions to capital, property transfers or purchase of any property or assets of any other individual, corporation or other entity;

     (p) make any investment in any debt security, including mortgage-backed and mortgage related securities, other than US government and US government agency securities with final maturities not greater than five years or mortgage-backed or mortgage related securities which would not be considered "high risk" securities pursuant to Thrift Bulletin Number 52 issued by the OTS, that are purchased in the ordinary course of business with past practice;

     (q) other than as set forth on Schedule 6.1(j), enter into or terminate any contract or agreement, or make any change in any of its leases or contracts, other than with respect to those involving aggregate payments of less than, or the provision of goods or services with a market value of less than, $50,000 per annum and other than contracts or agreements covered by Section 6.1(t);

     (r) settle any claim, action or proceeding involving any liability of the Company or any of its Subsidiaries for money damages in excess of $50,000 or involving any material restrictions upon the operations of the Company or any of its Subsidiaries;

     (s) except in the ordinary course of business and in amounts less than $100,000, waive or release any material right or collateral or cancel or compromise any extension of credit or other debt or claim;

     (t) make, renegotiate, renew, increase, extend, modify or purchase any (i) loan, lease (credit equivalent), advance, credit enhancement or other extension of credit, or make any commitment in respect of any of the foregoing, except (A) with respect to one- to four-family owner-occupied residential mortgage loans, originations or refinancings of adjustable rate loans with maturities not to exceed 30 years and fixed-rate loans with maturities not to exceed 15 years, in each case made in strict compliance with underwriting guidelines established by either the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation; (B) with respect to multi-family loans, originations or refinancing in amounts up to $400,000 in accordance with the following lending policies: (I) collateral consisting of multi-family buildings only within the 5 boroughs of New York City and Nassau County, (II) debt service ratios not less than 1.2 based upon actual cash flows at the time of underwriting (accounting for normal vacancy and attributing no increase for potential future increases),
(III) loan-to-value ratios not greater than 75% based upon appraisals performed by licensed real estate appraisers carrying the "MAI" designation, and based upon cash flows as described above regarding computation of debt service ratios,
(IV) personal guarantees of the borrower and (V) verification of rents with the NYC Department of Housing and Community Renewal where apartment rents are subject to statutory control; (C) with respect to construction loans, only the continuation of disbursements of proceeds in connection with existing loans in process, but only subsequent to adequate due diligence regarding the stage of project completion; (D) with respect to loans secured by mixed-use properties or by commercial income-producing properties, originations or refinancings in amounts up to $250,000 with valuations and debt service coverage ratios that are based upon actual rent rolls made in strict compliance with the loan-to-value ratios and debt service ratios set forth in the Company's current Board-approved loan policy manual; (E) with respect to consumer loans, originations or refinancings in the ordinary course of business upon terms and in aggregate monthly volumes that do not differ materially from past practice; or (F) loans or advances as to which the Company has a legally binding obligation to make as of the date hereof and a description of which has been provided by the Company in writing to Parent prior to the execution of this Agreement; provided, that all new loan commitments made by the Company between the date hereof and the Closing, as permitted by clauses (A) through (D) above, shall not aggregate more than $8 million in any single month, and no more than $25 million in the aggregate; and provided further, however, that the Company may not make, renegotiate, renew, increase, extend, modify or purchase any loan that is underwritten based on either no or limited verification of income or otherwise without full documentation customary for such a loan; (ii) unsecured commercial loans; or (iii) loans, advances or commitments to employees, directors, officer or other affiliated parties of the Company or any of its Subsidiaries;

     (u) incur any additional borrowings beyond those set forth in the Company Disclosure Letter other than short-term (with a final maturity of two years or less) Federal Home Loan Bank borrowings and reverse repurchase agreements consistent with past practice, or pledge any of its assets to secure any borrowings other than as required pursuant to the terms of borrowings of the Company or any Subsidiary in effect at the date hereof or in connection with borrowings or reverse repurchase agreements permitted hereunder. Deposits shall not be deemed to be borrowings within the meaning of this paragraph;

     (v) except for advances in the ordinary course to fund the carrying costs of the properties held in AFT Associates up to $50,000 in the aggregate, make any investment or commitment to invest in real estate or in any real estate development project, other than real estate acquired in satisfaction of defaulted mortgage loans and investments or commitments approved by the Board of Directors of the Company prior to the date of this Agreement and disclosed in writing to Parent;

     (w) except pursuant to commitments existing at the date hereof which have previously been disclosed in writing to the Parent, make any real estate loans secured by undeveloped land or real estate located outside the State of New York or make any construction loan;

     (x) establish or make any commitment relating to the establishment of any new branch or other office facilities other than those for which all regulatory approvals have been obtained; with respect to any such new branch or other office facility for which regulatory approval has been received, make any capital expenditures that in the aggregate would exceed $50,000;

     (y) except for advances in the ordinary course to fund the carrying costs of the properties held in AFT Associates up to $50,000 in the aggregate, organize, capitalize, lend to or otherwise invest in any Subsidiary, or invest in or acquire a 10% or greater equity or voting interest in any firm, corporation or business enterprise;

     (z) elect to the Board of Directors of the Company any person who is not a member of the Board of Directors of the Company as the last Company Report; or

          (aa) agree to do any of the foregoing.

     6.2 Covenants of Parent. Except as expressly provided in this Agreement, during the period from the date of this Agreement to the Effective Time, the Parent shall use commercially reasonably efforts to, and shall cause its Subsidiaries to use commercially reasonable efforts to, (i) conduct its business in the ordinary and usual course consistent with past practices and prudent banking practice, (ii) maintain and preserve intact its business organization, properties, leases, employees and advantageous business relationships and retain the services of its officers and key employees, (iii) take no action which would adversely affect or delay the ability of the Company or the Parent to perform it covenants and agreements on a timely basis under this Agreement, and (iv) take no action which would adversely affect or delay the ability of the Company, the Parent, the Company Bank or the Parent Bank to obtain any necessary approvals, consents or waivers of any governmental authority required for the transactions contemplated hereby or which would reasonably be expected to result in any such approvals, consents or waivers containing any material condition or restriction. Without limiting the generality of the foregoing, and except as set forth in
Section 6.2 of the Parent Disclosure Schedule or as otherwise specifically provided by the Agreement or consented to in writing by the Company, Parent shall not, and shall not permit any of its Subsidiaries to:

          (a) solely in the case of Parent, declare or pay any dividends on or make any other distributions in respect of any of its capital stock other than its current quarterly dividends; provided, however, that nothing contained herein shall prohibit Parent from increasing the quarterly cash dividend on the Parent Common Stock up to $0.15 per share;

          (b) take any action that is intended or may reasonably be expected to result in any of the conditions to the Merger set forth in Article VIII not being satisfied;

          (c) change its methods of accounting in effect at March 31, 1998, except in accordance with changes in GAAP or regulatory accounting principles as concurred to by Parent's independent auditors; or

          (d) agree to do any of the foregoing.

                                   ARTICLE VII

                              ADDITIONAL AGREEMENTS


     7.1 Regulatory Matters. (a) Parent and the Company shall promptly prepare and file with the SEC the Proxy Statement and Parent shall promptly prepare and file with the SEC the S-4, in which the Proxy Statement will be included as a prospectus. Each of the Company and Parent shall use its reasonable best efforts to have the S-4 declared effective under the Securities Act as promptly as practicable after such filing, and the Company shall thereafter mail the Proxy Statement to its stockholders. Parent shall also use its reasonable best efforts to obtain all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement.

     (b) The parties hereto shall cooperate with each other and use their reasonable best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, and to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Governmental Entities which are necessary or advisable to consummate the transactions contemplated by this Agreement (including without limitation the Merger). The Company and Parent shall have the right to review in advance, and to the extent practicable each will consult the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to the Company or Parent, as the case may be, and any of their respective Subsidiaries, which appears in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein.

     (c) Parent and the Company shall, upon request, furnish each other with all information concerning themselves, their Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement, the S-4 or any other statement, filing, notice or application made by or on behalf of Parent, the Company or any of their respective Subsidiaries to any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement.

     (d) Parent and the Company shall promptly furnish each other with copies of written communications received by Parent or the Company, as the case may be, or any of their respective Subsidiaries, Affiliates or Associates (as such terms are defined in Rule 12b-2 under the Exchange Act as in effect on the date of this Agreement) from, or delivered by any of the foregoing to, any Governmental Entity in respect of the transactions contemplated hereby.

     7.2 Access to Information. (a) Upon reasonable notice and subject to applicable laws relating to the exchange of information, each party shall, and shall cause each of its Subsidiaries to, afford to the officers, employees, accountants, counsel and other representatives of the other party, access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments, records, officers, employees, accountants, counsel and other representatives and, during such period, it shall, and shall cause its Subsidiaries to, make available to the other party all information concerning its business, properties and personnel as the other party may reasonably request.

     Neither party nor any of its Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of its customers, jeopardize any attorney-client privilege or contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement. The parties hereto will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

     (b) All information furnished pursuant to Section 7.2(a) shall be subject to, and each of the Company and Parent shall hold all such information in confidence in accordance with, the provisions of the confidentiality agreement, dated June 17, 1998 (the "Confidentiality Agreement"), between Parent and the Company.

     (c) No investigation by either of the parties or their respective representatives shall affect the representations, warranties, covenants or agreements of the other set forth herein.

     7.3 Stockholder Meeting. The Company shall take all steps necessary to duly call, give notice of, convene and hold a meeting of its stockholders to be held as soon as is reasonably practicable after the date on which the S-4 becomes effective for the purpose of voting upon the approval and adoption of this Agreement and the consummation of the transactions contemplated hereby. The Company will, through its Board of Directors, except to the extent legally required for the discharge by the Board of Directors of its fiduciary duties as advised by such Board's legal counsel subject to the fiduciary duties of such board, recommend to its stockholders approval of this Agreement and the transactions contemplated hereby and such other matters as may be submitted to its stockholders in connection with this Agreement.

     7.4 Legal Conditions to Merger. Each of Parent and the Company shall, and shall cause its Subsidiaries to, use their reasonable best efforts (a) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements which may be imposed on such party or its Subsidiaries with respect to the Merger and, subject to the conditions set forth in Article VIII hereof, to consummate the transactions contemplated by this Agreement and (b) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity and any other third party which is required to be obtained by the Company or Parent or any of their respective Subsidiaries in connection with the Merger and the other transactions contemplated by this Agreement, and to comply with the terms and conditions of such consent, authorization, order or approval.

     7.5 Affiliates. Promptly, but in any event within two weeks after the execution and delivery of this Agreement, the Company shall deliver to the Parent a letter identifying all persons who, to the knowledge of the Company, may be deemed to be "affiliates" of the Company under Rule 145 of the Securities Act, including, without limitation , all directors and executive officers of the Company, together with executed letter agreements, each substantially in the form of Exhibit B hereto, executed by each such person so identified as an affiliate of the Company agreeing (i) to comply with Rule 145 and (ii) to be present in person or by proxy and vote in favor of the Merger at the Company's stockholders meeting.

     7.6 Stock Exchange Listing. Parent shall use its reasonable best efforts to cause the shares of Parent Common Stock to be issued in the Merger to be approved for listing for quotation on the NASDAQ/NMS, subject to official notice of issuance, as of the Effective Time.

     7.7 Employee Benefit Plans; Existing Agreements. (a) As of or as soon as practicable following the Effective Time, the employees of the Company and its Subsidiaries (the "Company Employees") shall be eligible to participate in the employee benefit plans of Parent and its Subsidiaries in which similarly situated employees of Parent or Parent Bank participate, to the same extent as similarly situated employees of Parent or Parent Bank (it being understood that inclusion of Company Employees in such employee benefit plans may occur at different times with respect to different plans and that participation of Company employees in an analogous Company Plan shall be continued until such time). The Company agrees to take any necessary actions to cease benefit accruals under any Plan that is a tax-qualified defined benefit plan as of the Effective Date.

     (b) With respect to each Parent Plan, for purposes of determining eligibility to participate, vesting, and entitlement to benefits, including for severance benefits and vacation entitlement (but not for accrual of pension benefits), service with the Company (or predecessor employers to the extent the Company provides past service credit) shall be treated as service with Parent; provided, however, that such service shall not be recognized to the extent that such recognition would result in a duplication of benefits. Such service also shall apply for purposes of satisfying any waiting periods, evidence of insurability requirements, or the application of any preexisting condition limitations. Each Parent Plan shall waive pre-existing condition limitations to the same extent waived under the applicable Plan. Company Employees shall be given credit for amounts paid under a corresponding benefit plan during the same period for purposes of applying deductibles, copayments and out-of-pocket maximums as though such amounts had been paid in accordance with the terms and conditions of the Parent Plan.

     (c) As of the Effective Time, Parent shall assume and honor and shall cause the appropriate Subsidiaries of Parent to assume and to honor in accordance with their terms all employment, severance and other compensation agreements, plans and arrangements existing prior to the execution of this Agreement which are between the Company or any of its Subsidiaries and any director, officer or employee thereof and which have been disclosed in the Company Disclosure Schedule. Parent acknowledges and agrees that (i) the Merger constitutes a "Change of Control" for all purposes pursuant to such agreements and arrangements and (ii) in light of Parent's plans relating to management assignments and responsibilities with respect to the business of Parent from and after the Effective Time, each director, officer or employee who is a party to, or is otherwise subject to, any such agreement or arrangement will, upon consummation of the Merger, be entitled to terminate employment thereunder and receive the severance or other similar benefits that are provided thereunder in the event of a termination of employment for "Good Reason", constructive discharge, (including, but not limited to, demotion or reduction in compensation) or other similar events. Any director, officer or employee of the Company who is a party to an agreement set forth in Section 7.7(c) of the Company Disclosure Schedule who intends to terminate employment as of the Effective Time, or who otherwise becomes entitled to benefits thereunder, shall be entitled to receive the cash benefits payable under such agreement on the Closing Date by wire transfer of immediately available funds to an account designated by such employee in writing and delivered to Parent not less than five (5) business days prior to the Closing Date; provided, however, that (i) the amounts payable by such wire transfer shall not exceed, individually or in the aggregate, the amounts reflected in Section 7.7(c) of the Company Disclosure Schedule and (ii) the employee executes and delivers to the Company an instrument in form and substance satisfactory to the Parent releasing the Parent and its affiliates from any further liability for monetary payments under such agreement. The provisions of this Section 7.7(c) are intended to be for the benefit of, and shall be enforceable by, each such director, officer or employee.

     (d) Prior to the Effective Time, the Parent shall cause the Parent Bank to amend its Severance Pay Plan in the form included in Section 5.11(a) of the Parent Disclosure Schedule to designate the Company and the Company Bank as "Acquired Companies."

     (e) With respect to the Financial Federal Savings and Loan Association Employee Stock Ownership Plan (the "ESOP"), the Company shall:

          (i) take any actions necessary to cause the ESOP to be terminated and for the balances in all Accounts (as defined in the ESOP) to be come fully vested and nonforfeitable as of the Closing Date;

          (ii) use its best efforts to cause the Trustee of the ESOP to make such elections under Sections 1.4 and 1.5 of this Agreement with respect to unallocated Company Common Stock as are necessary to obtain cash at least equal to the remaining ESOP indebtedness;

          (iii) cause the Trustee to use such cash to repay in full all such outstanding ESOP indebtedness;

          (iv) cause the shares of Company Common Stock and/or any cash remaining in the suspense account maintained under the ESOP, after giving effect to the repayment of ESOP indebtedness referred to in subparagraph
     (iii) above, to be allocated (as of the Closing Date) to the accounts of all ESOP participants who have account balances as of the Closing Date, as investment experience in accordance with Section 8.3 of the ESOP;

          (v) cause the account balances of all ESOP participants to be distributed in a lump sum (or transferred in accordance with Section 401(a)(31) of the Code) as soon as practicable following the later of (A) the Closing Date or (B) the date of receipt of a favorable determination letter from the Internal Revenue Service (the "Service") regarding the qualified status of the ESOP upon its termination; and

          (vi) adopt an amendment to the ESOP, in form and substance reasonably satisfactory to Parent, which includes and provides for the actions described in subparagraphs (i), (ii), (iii), (iv) and (v) above.

     (f) As soon as practicable after the date hereof, the Company shall file a request for a determination letter from the Service regarding the continued qualified status of the ESOP upon its termination. Prior to the Effective Time, the Company and, following the Effective Time, Parent shall use their respective best efforts to obtain such favorable determination letter (including, but not limited to, making such changes to the ESOP and the proposed allocations described herein as may be requested by the Service as a condition to its issuance of a favorable determination letter). Neither the Company nor Parent shall implement any of the actions described in Section 7.7(e) (iv) and (v) above until receipt of such favorable determination letter.

     7.8 Indemnification. (a) It is understood and agreed that after the Effective Time, Parent shall indemnify and hold harmless, to the fullest extent that the Company is permitted to indemnify (including advancement of expenses) its directors and officers under Delaware law or OTS regulations, as applicable and the Certificate of Incorpora tion and Bylaws of the Company as in effect at the Effective Time, any person who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the Effective Time, a director, officer or employee of the Company or any of its Subsidiaries (the "Indemnified Parties") against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorney's fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnified Party) judgments, fines and amounts paid in settlement in connection with any such threatened or actual claim, action, suit, proceeding or investigation, and in the event of any such threatened or actual claim, action, suit, proceeding or investigation (whether asserted or arising before or after the Effective Time), the Indemnified Parties may retain counsel reasonably satisfactory to them after consultation with Parent; provided, however, that (1) Parent shall have the right to assume the defense thereof and upon such assumption Parent shall not be liable to any Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by any Indemnified Party in connection with the defense thereof, except that if Parent elects not to assume such defense or counsel for the Indemnified Parties reasonably advises that there are issues which raise conflicts of interest between Parent and the Indemnified Parties, the Indemnified Parties may retain counsel reasonably satisfactory to them after consultation with Parent, and Parent shall pay the reasonable fees and expenses of such counsel for the Indemnified Parties, (2) Parent shall in all cases be obligated pursuant to this paragraph to pay for only one firm of counsel for all Indemnified Parties, (3) Parent shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld) and (4) Parent shall have no obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law. Any Indemnified Party wishing to claim Indemnification under this Section 7.8, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify Parent thereof, provided that the failure to so notify shall not affect the obligations of Parent under this Section 7.8 except to the extent such failure to notify materially prejudices Parent. Parent's obligations under this Section 7.8 shall continue in full force and effect for a period of six years from and after the Effective Time; provided, however, that all rights to indemnification in respect of any claim asserted or made within such period shall continue until the final disposition of such claim.

     (b) Parent shall cause the persons serving as officers and directors of the Company immediately prior to the Effective Time to be covered for a period of three years from the Effective Time by the directors' and officers' liability insurance policy maintained by the Company (provided that Parent may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are not less advantageous than such policy or single premium tail coverage with policy limits equal to the Company's existing annual coverage limits) with respect to acts or omissions occurring prior to the Effective Time which were committed by such officers and directors in their capacity as such; provided, however, that in no event shall Parent be required to expend an aggregate premium in excess of 200% of the current annual premiums expended by the Company (the "Insurance Amount") to maintain or procure insurance coverage, and further provided that if Parent is unable to maintain or obtain the insurance called for by this Section 7.8(b), Parent shall use all reasonable efforts to obtain as much comparable insurance as is available for the Insurance Amount.

     (c) In the event Parent or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Parent assume the obligations set forth in this section.

     (d) The provisions of this Section 7.8 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

     7.9 Additional Agreements. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of any of the parties to the Merger, the proper officers and directors of each party to this Agreement and their respective Subsidiaries shall take all such necessary action as may be reasonably requested by Parent.

     7.10 Coordination of Dividends. Subject to the proviso of Section 6.1(a), after the date of this Agreement the Company shall coordinate the declaration of any dividends in respect of the Company Common Stock and the record dates and payments dates relating thereto with that of the Parent Common Stock, it being the intention of the parties that the holders of Parent Common Stock or Company Common Stock shall not receive more than one dividend, or fail to receive one dividend, for any single calendar quarter with respect to their shares of Parent Common Stock and/or Company Common Stock and any shares of Parent Common Stock any holder of Company Common Stock receives in exchange therefor in the Merger.

     7.11 Parent Rights Agreement. Parent agrees that Parent Rights shall be issued with respect to each share of Parent Common Stock issued pursuant to the terms hereof regardless of whether there has occurred a "Distribution Date" under the terms of the Parent Rights Agreement prior to the Effective Time, and Parent shall take all action necessary or advisable to enable the holder of each share of Parent Common Stock issued pursuant to this Agreement to obtain the benefit of such Parent Rights notwithstanding their prior distribution, including, without limitation, amendment of the Parent Rights Agreement.

     7.12 Notification of Certain Matters. Each party shall give prompt notice to the others of (a) any event or notice of, or other communication relating to, a default or event that, with notice or lapse of time or both, would become a default, received by it or any of its Subsidiaries subsequent to the date of this Agreement and prior to the Effective Time, under any contract material to the financial condition, properties, businesses or results or operations of the Company and its Subsidiaries taken as a whole to which the Company or any Subsidiary is a party or is subject ; and (b) any event, condition, change or occurrence which individually or in the aggregate has, or which, so far as reasonably can be foreseen at the time of its occurrence, is reasonably likely to result in a Material Adverse Event. Each of the Company and the Parent shall give prompt notice to the other party of any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement.

     7.13 Certain Matters, Certain Revaluations, Changes and Adjustments. At or before the Effective Time, upon the request of Parent, the Company shall, consistent with GAAP, modify and change its loan, litigation and real estate valuation policies and practices (including loan classifications and levels of reserves) so as to be applied consistently on a mutually satisfactory basis with those of Parent and establish such accruals and reserves as shall be necessary to reflect Merger-related expenses and costs incurred by the Company, provided, however, that the Company shall not be required to take such action (A) more than five days prior to the Effective Time; and (B) unless Parent agrees in writing that all conditions to closing set forth in Article VIII have been satisfied or waived (other than those conditions relating to delivery of documents on the Closing Date); and provided further, however, that no accrual or reserve made by the Company or any Company Subsidiary pursuant to this
Section 7.13 or any litigation or regulatory proceeding arising out of any such accrual or reserve, shall constitute or be deemed to be a breach, violation of or failure to satisfy any representation, warranty, covenant, condition or other provision of this Agreement or otherwise be considered in determining whether any such breach, violation or failure to satisfy shall have occurred.

     7.14 Advisory Board. Parent shall, effective as of the Effective Time, cause Raymond M. Calamari, Richard J. Hickey, Peter S. Russo and Dominick L. Segrete, if such persons are willing to so serve, to be elected or appointed as members of an advisory board ("Advisory Board") established by Parent, the function of which shall be to advise Parent with respect to deposit and lending activities in the Company's former market area and to maintain and develop customer relationships. The members of the Advisory Board who are willing to so serve initially shall be elected or appointed for a term of one year. Parent agrees annually to re-elect or re-appoint each of the initial members of the Advisory Board to two successive one-year terms following the initial one-year term; provided, however, that Parent shall have no obligation to re-elect or reappoint any member if Parent reasonably determines that such member has a conflict of interest that compromises such member's ability to serve effectively as a member of the advisory board of any cause exists that otherwise would allow for removal of such person as a director of Parent if such person were a member of Parent's Board of Directors. Each member of the Advisory Board shall receive a retainer fee for such service at an annual rate of $25,000, which shall be payable in quarterly installments or in one lump sum at any time in advance at the option of Parent.


                                  ARTICLE VIII

                              CONDITIONS PRECEDENT

     8.1 Conditions to Each Party's Obligation To Effect the Merger. The respective obligation of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

     (a) Stockholder Approval. This Agreement shall have been approved and adopted by the requisite vote of the holders of the outstanding shares of Company Common Stock under applicable law.

     (b) Listing of Shares. The shares of Parent Common Stock which shall be issued to the stockholders of the Company upon consummation of the Merger shall have been authorized for listing for quotation on the NASDAQ/NMS, subject to official notice of issuance.

     (c) Other Approvals. All necessary regulatory or governmental approvals, consents or waivers required to consummate the transactions contemplated hereby shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired; and all other consents, waivers and approvals of any third parties which are necessary to permit the consummation of the Merger and the other transactions contemplated hereby shall have been obtained or made except for those the failure to obtain would not have a Material Adverse Effect (i) on the Company and its subsidiaries taken as a whole or (ii) on the Parent and its Subsidiaries taken as a whole. None of the approvals or waivers referred to herein shall contain any term or condition which would have a Material Adverse Effect on the Surviving Corporation and its Subsidiaries, taken as a whole, after giving effect to the Merger.

     (d) S-4. The S-4 shall have become effective under the Securities Act and no stop order suspending the effectiveness of the S-4 shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

     (e) No Injunctions or Restraints; Illegality. No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition (an "Injunction") preventing the consummation of the Merger shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits, restricts or makes illegal consummation of the Merger.

     (f) Affiliate Letters. Parent shall have received the letter agreements referred to in Section 7.5.

     8.2 Conditions to Obligations of Parent. The obligation of Parent to effect the Merger is also subject to the satisfaction or waiver by Parent at or prior to the Effective Time of the following conditions:

     (a) Representations and Warranties. (i) Subject to Section 3.2, the representations and warranties of the Company set forth in this Agreement (other than those set forth in the first and third sentences of Section 4.1(a), the second sentence of Section 4.1(b) and Sections 4.2, 4.6, 4.8(a), 4.10 and 4.18) shall be true and correct as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date; and (ii) the representations and warranties of the Company set forth in the first and third sentences of Section 4.1(a), the second sentence of Section 4.1(b) and Sections 4.2, 4.6, 4.8(a), 4.10 and 4.18 of this Agreement shall be true and correct in all material respects (without giving effect to Section 3.2 of this Agreement) as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date. Parent shall have received a certificate signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company to the foregoing effect.

     (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company to such effect.

     (c) Federal Tax Opinion. Parent shall have received an opinion from Thacher Proffitt & Wood, counsel to Parent ("Parent's Counsel"), in form and substance reasonably satisfactory to Parent, dated the Effective Time, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Time, the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code and that, accordingly, for federal income tax purposes:

          (i) No gain or loss will be recognized by Parent or the Company as a result of the Merger;

          (ii) No gain or loss will be recognized by the stockholders of the Company who exchange all of their Company Common Stock solely for Parent Common Stock pursuant to the Merger (except with respect to cash received in lieu of a fractional share interest in Parent Common Stock); and

          (iii) The aggregate tax basis of the Parent Common Stock received by stockholders who exchange all of their Company Common Stock solely for Parent Common Stock pursuant to the Merger will be the same as the aggregate tax basis of the Company Common Stock surrendered in exchange therefor (reduced by any amount allocable to a fractional share interest for which cash is received).

In  rendering  such  opinion,   Parent's  Counsel  may  require  and  rely  upon
representations and covenants, including those contained in certificates of officers of Parent, the Company and others, reasonably satisfactory in form and substance to such counsel.

     (d) Accountant's Letter. The Company shall have caused to be delivered to the Parent "cold comfort" letters or letters of procedures from the Company's independent certified public accountants, dated (i) the date of the mailing of the Proxy Statement to the Company's stockholders and (ii) a date not earlier than five business days preceding the date of the Closing and addressed to the Parent, concerning such matters as are customarily covered in transactions of the type contemplated hereby;

     8.3 Conditions to Obligations of the Company. The obligation of the Company to effect the Merger is also subject to the satisfaction or waiver by the Company at or prior to the Effective Time of the following conditions:

     (a) Representations and Warranties. (i) Subject to Section 3.2, the representations and warranties of Parent set forth in this Agreement (other than those set forth in the first and third sentences of Section 5.1(a), the second sentence of Section 5.1(b) and Sections 5.2, 5.6, 5.8(a), 5.10 and 5.18) shall be true and correct as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date; and (ii) the representations and warranties of Parent set forth in the first and third sentences of Section 5.1(a), the second sentence of Section 5.1(b) and Sections 5.2, 5.6, 5.8(a), 5.10 and 5.18 of this Agreement shall be true and correct in all material respects (without giving effect to Section 3.2 of this Agreement) as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date. The Company shall have received a certificate signed on behalf of Parent by the Chief Executive Officer and the Chief Financial Officer of Parent to the foregoing effect.

     (b) Performance of Obligations of Parent. Parent shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent by the Chief Executive Officer and the Chief Financial Officer of Parent to such effect.

     (c) Federal Tax Opinion. The Company shall have received an opinion from Skadden, Arps, Slate, Meagher & Flom LLP (the "Company's Counsel"), in form and substance reasonably satisfactory to the Company, dated the Effective Time, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Time, the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code and that, accordingly, for federal income tax purposes:

          (i) No gain or loss will be recognized by Parent or the Company as a result of the Merger;

          (ii) No gain or loss will be recognized by the stockhold ers of the Company who exchange all of their Company Common Stock solely for Parent Common Stock pursuant to the Merger (except with respect to cash received in lieu of a fractional share interest in Parent Common Stock); and

          (iii) The aggregate tax basis of the Parent Common Stock received by stockholders who exchange all of their Company Common Stock solely for Parent Common Stock pursuant to the Merger will be the same as the aggregate tax basis of the Company Common Stock surrendered in exchange therefor (reduced by any amount allocable to a fractional share interest for which cash is received).

In rendering such opinion, the Company's Counsel may require and rely upon representations and covenants, including those contained in certificates of officers of Parent, the Company and others, reasonably satisfactory in form and substance to such counsel.

     (d) Accountant's Letter. Parent shall have executed to be delivered to the Company "cold comfort" letters or letters of procedures from the Parent's independent certified public accountants, dated (i) the date of the mailing of the Proxy Statement to the Company's stockholders and (ii) a date not earlier than five business days preceding the date of the Closing and addressed to the Company, concerning such matters as are customarily covered in transactions of the type contemplated hereby.


                                   ARTICLE IX

                            TERMINATION AND AMENDMENT

     9.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the stockholders of the Company:

     (a) by mutual consent of the Company and Parent in a written instrument, if the Board of Directors of each so determines by a vote of a majority of the members of its entire Board;

     (b) by either Parent or the Company upon written  notice to the other party
(i) 60 days after the date on which any request or application for a Requisite Regulatory Approval shall have been denied or withdrawn at the request or recommen dation of the Governmental Entity which must grant such Requisite Regulatory Approval, unless within the 60-day period following such denial or withdrawal a petition for rehearing or an amended application has been filed with the applicable Governmental Entity, provided, however, that no party shall have the right to terminate this Agreement pursuant to this Section 9.1(b)(i) if such denial or request or recommen dation for withdrawal shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein or (ii) if any Governmental Entity of competent jurisdiction shall have issued a final nonappealable order enjoining or otherwise prohibiting the Merger;

     (c) by either Parent or the Company, if its Board of Directors so determines by a vote of a majority of the members of its entire Board, if the Merger shall not have been consummated on or before March 31, 1999, unless the failure of the Closing to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein;

     (d) by either Parent or the Company if its Board of Directors so determines by a vote of a majority of the members of its entire Board (provided that if the Company is the terminating party, it shall not be in material breach of any of its obligations under Section 7.3) if any approval of the stockholders of the Company required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of such stockholders or at any adjournment or postponement thereof;

     (e) by either Parent or the Company, if its Board of Directors so determines by a vote of a majority of the members of its entire Board, (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material breach of any of the representations or warranties set forth in this Agreement on the part of the other party, which breach is not cured within thirty days following written notice to the party committing such breach, or which breach, by its nature, cannot be cured prior to the Closing; provided, however, that neither party shall have the right to terminate this Agreement pursuant to this Section 9.1(e) unless the breach of representation or warranty, together with all other such breaches, would entitle the party receiving such representation not to consummate the transactions contemplated hereby under
Section 8.2(a) (in the case of a breach of representation or warranty by the Company) or Section 8.3(a) (in the case of a breach of representation or warranty by Parent);

     (f) by either Parent or the Company , if its Board of Directors so determines by a vote of a majority of the members of its entire Board (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein), if there shall have been a material breach of any of the covenants or agreements set forth in this Agreement on the part of the other party, which breach shall not have been cured within thirty days following receipt by the breaching party of written notice of such breach from the other party hereto, or which breach, by its nature, cannot be cured prior to the Closing; or

     (g) by the Company, if its Board of Directors so determines by a vote of a majority of the members of its entire Board, if the Average Closing Price is less than or equal to $20.25, subject, however, to the following three sentences. If the Company makes an election to terminate this Agreement under this Section 9.1(g), it shall give ten (10) days prior written notice thereof to Parent (provided that such notice of election may be withdrawn at any time within the aforementioned ten-day period). During the seven-day period commencing with its receipt of such notice, Parent shall have the option to increase the value of the cash, the Parent Common Stock or a combination thereof being offered to stockholders of the Company (through an increase



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


in the Aggregate Cash Consideration and/or Preliminary Stock Ratio) such that the Per Share Consideration is at least $38.12 per share (provided that Parent shall be limited in its ability to elect to increase the Aggregate Cash Consideration to the extent necessary to allow the Merger to qualify as a reorganization within the meaning of Section 368 of the Code). If Parent so elects within such seven-day period, it shall give prompt written notice to the Company of such election and the increase in the Merger Consideration whereupon no termination shall have occurred and this Agreement shall remain in effect in accordance with its terms (except as the Aggregate Cash Consider ation and/or the Preliminary Stock Ratio, and all amounts set forth in Article I derived therefrom, shall have been so modified).

     9.2 Effect of Termination. In the event of termination of this Agreement by either Parent or the Company as provided in Section 9.1, this Agreement shall forthwith become void and have no effect except (i) Sections 7.2(b), 9.2 and
10.3 shall survive any termination of this Agreement and (ii) that notwithstanding anything to the contrary contained in this Agreement, no party shall be relieved or released from any liabilities or damages arising out of its willful breach of any provision of this Agreement.

     9.3 Amendment. Subject to compliance with applicable law, this Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of the Company; provided, however, that after any approval of the transactions contemplated by this Agreement by the Company's stockholders, there may not be, without further approval of such stockhold ers, any amendment of this Agreement which reduces the amount or changes the form of the consideration to be delivered to the Company stockholders hereunder other than as contemplated by this Agreement. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     9.4 Extension; Waiver. At any time prior to the Effective Time, each of the parties hereto, by action taken or authorized by its Board of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions of the other party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

     9.5 Termination Fee. In the event that at any time after the date of this Agreement (i) any person (as defined in Sections 3(a)(9) and 13(d)(3) of the Exchange Act, and the rules and regulations thereunder), other than Parent or any Subsidiary of Parent, shall have acquired beneficial ownership of 10% or more of the outstanding shares of Common Stock (the term "beneficial ownership" for purposes of this Agreement having the meaning assigned thereto in Section 13(d) of the Exchange Act, and the rules and regulations thereunder) provided that such acquisition shall have required prior regulatory approval (including waiver of such approval), (ii) (A) the holders of Company Common Stock shall not have approved this Agreement and the transactions contemplated hereby at the meeting of such stockholders held for the purpose of voting on this Agreement,
(B) such meeting shall not have been held or shall have been canceled, (C) the Board of Directors of the Company shall have publicly withdrawn or modified, or publicly announced its intent to withdraw or modify, in any manner adverse to Parent, its recommendation that the stockholders of the Company approve the transactions contemplated by this Agreement, or (D) the Company shall have breached any covenant or obligation contained in this Agreement and such breach would entitle Parent to terminate this Agreement, in each case after it shall have been publicly announced that any person other than Parent or any Subsidiary of Parent shall have made a bona fide proposal by public announcement or written communication that becomes the subject of public disclosure to engage in a merger, consolidation or similar transaction with, or a purchase or other acquisition of all or substantially all of the assets or 10% or more of the outstanding shares of Common Stock of, the Company, or (iii) a Purchase Event (as defined in the Stock Option Agreement) shall have occurred prior to the occurrence of an Exchange Termination Event (as defined in the Stock Option Agreement), then in any such case the Company shall pay to Parent a termination fee of $1.0 million.


                                    ARTICLE X

                               GENERAL PROVISIONS

     10.1 Closing. Subject to the terms and conditions of this Agreement, the closing of the Merger (the "Closing") will take place at 10:00 a.m. on the first day which is at least two and not more than five business days after the satisfaction or waiver (subject to applicable law) of the latest to occur of the conditions set forth in Article VIII hereof (other than those conditions which relate to actions to be taken at the Closing) (the "Closing Date"), at the offices of Thacher Proffitt & Wood, unless another time, date or place is agreed to in writing by the parties hereto; provided, however, that the Closing shall occur no earlier than January 5, 1999, and shall not occur until after the

Election Deadline.

     10.2 Nonsurvival of Representations, Warranties and Agreements. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for those covenants and agreements contained herein and therein which by their terms apply in whole or in part after the Effective Time.

     10.3 Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

     10.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirma tion), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a)  if to Parent, to:

               The Dime Savings Bank of Williamsburgh
               209 Havermeyer Street
               Brooklyn, NY  11211
               Attention:  Chief Executive Officer

     with a copy to:

               Thacher Proffitt & Wood
               2 World Trade Center
               New York, NY  10048, 39th Fl.
               Attention:  Robert C. Azarow, Esq.

          and

          (b)  if to the Company, to:

               Financial Federal Savings Bank
               42-25 Queens Boulevard
               Long Island City, NY  11104

                    Attention: Chief Executive Officer
     with a copy to:

               Skadden, Arps, Slate, Meagher
               & Flom LLP
               919 Third Avenue
               New York, New York 10022

               Attn: William S. Rubenstein, Esq.

     10.5 Interpretation. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The phrases "the date of this Agreement", "the date hereof" and terms of similar import, unless the context otherwise requires, shall be deemed to refer to July 18, 1998. No provision of this Agreement shall be construed to require the Company, Parent or any of their respective Subsidiaries or affiliates to take any action that would violate any applicable law, rule or regulation.

     10.6 Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     10.7 Entire Agreement. This Agreement (including the documents and the instruments referred to herein), together with the Option Agreement and the Confidenti ality Agreement, constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

     10.8 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York, without regard to any applicable conflicts of law.

     10.9 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     10.10 Publicity. Except as otherwise required by law or the rules of the NASDAQ/NMS, so long as this Agreement is in effect, neither Parent nor the Company shall, or shall permit any of its Subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by this Agreement without the consent of the other party, which consent shall not be unreasonably withheld.

     10.11 Assignment; No Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Except as otherwise expressly provided herein, this Agreement (including the documents and instruments referred to herein) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

     IN WITNESS WHEREOF, Parent and the Company have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

                                        Dime Community Bancshares, Inc.


                                        By   /s/ VINCENT F. PABGIANO
                                             -----------------------------------
                                             Name:  Vincent F. Pabgiano
                                             Title: Chairman/CEO




                                        Financial Bancorp, Inc.


                                        By   /s/ FRANK S. LATAWIEC
                                             -----------------------------------
                                             Name:  Frank S. Latawiec
                                             Title: President/CEO

                                                                       Exhibit A


================================================================================


                               PLAN OF BANK MERGER

                     DATED AS OF THE __th DAY OF JULY, 1998

                                 BY AND BETWEEN

                         FINANCIAL FEDERAL SAVINGS BANK

                                       AND

                     THE DIME SAVINGS BANK OF WILLIAMSBURGH


================================================================================

     THIS PLAN OF BANK MERGER ("Plan of Merger") dated as of July__, 1998, is by and between The Dime Savings Bank of Williamsburgh (the "Bank"), a federally chartered stock savings bank and a wholly owned subsidiary of Dime Community Bancshares, Inc., a Delaware corporation (the "Company"), and Financial Federal Savings Bank ("Financial Bank"), a federally chartered stock savings bank and a wholly owned subsidiary of Financial Bancorp, Inc., a Delaware corporation ("Financial"), pursuant to an Agreement and Plan of Merger dated as of the 18th day of July, 1998 (the "Merger Agreement"), by and between the Company and Financial. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Merger Agreement.

                                   BACKGROUND

     1. The authorized capital stock of the Bank consists of 20,000,000 shares of common stock, par value $1.00 per share (the "Bank Common Stock"), of which 1,000 shares are issued and outstanding, and 5,000,000 shares of preferred stock, par value $1.00 per share, of which none are issued and outstanding.

     2. The authorized capital stock of Financial Bank consists of 7,000,000 shares of common stock, par value $1.00 per share (the "Financial Bank Common Stock"), of which 1,706,666 shares are issued and outstanding, and 3,000,000 shares of preferred stock, par value $1.00 per share, of which none are issued and outstanding.

     3. The respective Boards of Directors of the Bank and Financial Bank deem the merger of Financial Bank with and into the Bank, pursuant to the terms and conditions set forth or referred to herein, to be desirable and in the best interests of the respective institutions and their respective shareholders.

     4. The respective Boards of Directors of the Bank and Financial Bank have adopted resolutions approving this Plan of Merger. The respective Boards of Directors of the Company, the Bank, Financial and Financial Bank have adopted resolutions approving the Merger Agreement, pursuant to which this Plan of Merger is being executed by the Bank and Financial Bank.

                                    AGREEMENT

     In consideration of the promises and of the mutual covenants and agreements herein contained, and in accordance with the applicable laws and regulations of the United States of America, including 12 U.S.C. ss. 1828(c), 12 C.F.R. ss.
552.13 and 12 C.F.R. ss. 563.22 and the State of New York, the Bank and Financial Bank, intending to be legally bound hereby, agree:

                                    ARTICLE I

                                     MERGER

     Subject to the terms and conditions of this Plan of Merger and in accordance with the applicable laws and regulations of the United States of America and the State of New York, on the Effective Date (as that term is defined in Article V hereof) immediately following the consummation of the Merger of Financial into the Company, Financial Bank shall merge with and into the Bank; the separate existence of Financial Bank shall cease; and the Bank shall be the surviving corporation (such transaction is referred to herein as the "Merger" and the Bank as the surviving corporation in the Merger, is referred to herein as the "Surviving Bank"). The Bank, whose name will remain unaffected by the Merger, will have its home office at 209 Havemeyer Street, Brooklyn, New York 11211 and its branch offices at the locations listed on Exhibit "A."

                                   ARTICLE II

                               CHARTER AND BYLAWS

     On and after the Effective Date, the Federal Stock Charter and Bylaws of the Bank, as in effect immediately prior to the Effective Date, shall automatically be and remain the Federal Stock Charter and Bylaws of the Surviving Bank, until altered, amended, or repealed.

                                   ARTICLE III

                               BOARD OF DIRECTORS

     3.1 Board of Directors. On and after the Effective Date, the directors of the Surviving Bank shall consist of the directors of the Bank duly elected and holding office immediately prior to the Effective Date. The names and residence addresses of the directors are:


Name                               Residence Address
----                               -----------------
Vincent F. Palagiano               44 DiRenzo Court, Staten Island, NY 10309
Michael P. Devine                  14 Dorchester Road, Summit, NJ 07901
Kenneth J. Mahon                   27 Joanna Way, Summit, NJ 07901
Anthony Bergamo                    150 East 69th Street, New York, NY 10021
George L. Clark, Jr.               155 Avenue U, Brooklyn, NY 11223
Patrick E. Curtin                  5 Plane Tree Lane, Dix Hills, NY 11746
Steven D. Cohn                     16 Court Street, Brooklyn, NY 11241

Joseph H. Farrell                  455 Beach 136th St., Belle Harbor, NY 11694
Fred P. Fehrenbach                 7 Gatsby Lane, Kings Point, NY 11024
John J. Flynn                      5 Seton Street, Melville, NY 11747
Malcolm T. Kitson                  3 Southward Court, Chatham, NJ 07928
Stanley Meisels                    1345 Noel Avenue, Hewlett, NY 11557
Louis V. Varone                    243 East 77th Street, New York, NY 10021

                                   ARTICLE IV

                              CONVERSION OF SHARES

                  4.1 Common Stock of the Bank. Each share of the Bank Common Stock issued and outstanding immediately prior to the Effective Date shall, on and after the Effective Date, continue to be issued and outstanding as a share of common stock of the Surviving Bank.

                  4.2 Common Stock of Financial Bank. Each share of the Financial Bank Common Stock issued and outstanding immediately prior to the Effective Date, and each share of the Financial Bank Common Stock issued and held in the treasury of Financial Bank as of the Effective Date, if any, shall, on the Effective Date, be canceled, and no cash, stock or other property shall be delivered in exchange therefor.

                                    ARTICLE V

                          EFFECTIVE DATE OF THE MERGER

     The Merger shall be effective on the date on which the articles of combination with respect to the Merger are filed with the Office of Thrift Supervision (the "OTS") or such other date and time as specified therein (the "Effective Date").

                                   ARTICLE VI

                              EFFECT OF THE MERGER

     6.1 Separate Existence. The Merger shall have the effects set forth in 12 C.F.R. ss. 552.13. On the Effective Date the separate existence of Financial Bank shall cease and all of the property (real, personal and mixed), rights, powers, duties and obligations of Financial Bank shall be taken and deemed to be transferred to and vested in the Surviving Bank, without further act or deed, as provided by applicable laws and regulations.

     6.2 Savings Accounts. After the Effective Date, the Bank will continue to issue savings accounts on the same basis as immediately prior to the Effective Date.

     6.3 Liquidation Account. After the Effective Date, the Bank will continue to maintain the Bank's liquidation account for the benefit of eligible account holders on the same basis as immediately prior to the Effective Date, and Financial Bank's liquidation account for the benefit of eligible account holders shall automatically be expressly assumed by the Bank, as of the Effective Date, on the same basis as it existed immediately prior to the Effective Date.

                                   ARTICLE VII

                              CONDITIONS PRECEDENT

     The obligations of the Bank and Financial Bank to effect the Merger shall be subject to satisfaction, unless duly waived by the party permitted to do so, of the conditions precedent set forth in the Merger Agreement, including, without limitation, the approval of the OTS as required by 12 C.F.R. ss. 552.13 and 563.22.

                                  ARTICLE VIII

                                   TERMINATION

     This Plan of Merger shall terminate upon any termination of the Merger Agreement in accordance with its terms; provided, however, that any such termination of this Plan of Merger shall not relieve any party hereto from liability on account of a breach by such party of any of the terms hereof or thereof.

                                   ARTICLE IX

                                    AMENDMENT

                  Subject to applicable law, this Plan of Merger may be amended at any time prior to consummation of the Merger, but only by an instrument in writing signed by duly authorized officers on behalf of the parties hereto.

                                    ARTICLE X

                                  MISCELLANEOUS

     10.1 Extensions; Waivers. Each party, by a written instrument signed by a duly authorized officer, may extend the time for the performance of any of the obligations or other acts of the other party hereto and may waive compliance with any of the covenants, or performance of any of the obligations, of the other party contained in this Plan of Merger.

     10.2 Notices. Any notice or other communication required or permitted under this Plan of Merger shall be given, and shall be effective, in accordance with the provisions of Section 10.4 of the Merger Agreement.

     10.3 Captions. The headings of the several Articles and Sections herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Plan of Merger.

     10.4 Counterparts. For the convenience of the parties hereto, this Plan of Merger may be executed in several counterparts, each of which shall be deemed the original, but all of which together shall constitute one and the same instrument.

     10.5 Governing Law. This Plan of Merger shall be governed by and construed in accordance with the laws of the United States of America and, in the absence of controlling Federal law, in accordance with the laws of the State of New York.

     IN WITNESS WHEREOF, the Bank and Financial Bank have caused this Plan of Merger to be executed by their duly authorized officers and their corporate seals to be hereunto affixed on the date first written above.



                                    By________________________________
                                       Vincent F. Palagiano
                                       Chairman of the Board and Chief Executive
                                       Officer


                                    By________________________________
                                       Frank S. Lataweic
                                       President and Chief Executive Officer

EXHIBIT A


                     The Dime Savings Bank of Williamsburgh
                                Branch Locations


1.       275 South 5th Street
         Brooklyn, New York 11211
         (administrative office)

2.       209 Havemeyer Street
         Brooklyn, New York 11211

3.       1600 Avenue M at east 16th Street
         Brooklyn, New York 11230

4.       61-38 Springfield Boulevard
         Bayside, New York 11364

5.       2412 Jerusalem Ave
         Bellmore, New York 11710

6.       1545 86th Street
         Brooklyn, New York 11228

7.       1931 Turnbull Avenue
         Bronx, New York 10473

8.       1012 Gates Avenue
         Brooklyn, New York 11221

9.       176-47 Union Turnpike
         Flushing, New York 11366

10.      1902-1904 Kings Highway
         Brooklyn, New York 11229

11.      2172 Coyle Street
         Brooklyn, New York 11229

12.      1775 Merrick Avenue
         Merrick, New York 11566

13.      1000 Port Washington Boulevard
         Port Washington, New York 11050

14.      1075 Northern Boulevard
         Roslyn, New York 11576

15.      622 Old Country Road
         Westbury, New York 11590

16.      24-44 Francis Lewis Boulevard
         Whitestone, New York 11357

17.      42-25 Queens Boulevard
         Long Island City, New York 11104

18.      45-14  46th Street
         Long Island City, New York 11104

19.      75-23 37th Avenue
         Jackson Heights, New York 11372

20.      5923 Main Street
         Flushing, New York 11355

21.      814 Manhattan Avenue
         Brooklyn, New York 11222

                                                                       Exhibit B

                                                                   July 18, 1998


Dime Community Bancshares, Inc.
209 Havemeyer Street
Brooklyn, New York 11211

Ladies and Gentlemen:

     I am delivering this letter to you in connection with the proposed merger (the "Merger") of Financial Bancorp, Inc. ("Financial") with and into Dime Community Bancshares, Inc., ("DCB"), pursuant to the Agreement and Plan of Merger dated July 18, 1998 (the "Merger Agreement") between Financial and DCB. Capitalized terms used herein and not otherwise defined have the meanings assigned to them in the Merger Agreement. I currently own ________________ shares of common stock, par value $0.01 per share, of Financial ("Financial Common Stock"). As a result of the Merger, I will receive shares of common stock of DCB, par value $0.01 per share ("DCB Common Stock), in exchange for my Financial Common Stock.

     I have been advised that as of the date of this letter I may be deemed to be an "affiliate" of Financial, as the term "affiliate" is defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations promulgated under the Securities Act of 1993, as amended (the "1933 Act") by the Securities and Exchange Commission (the "Commission").

     I represent to and agree with DCB:

     A. Compliance with Rule 145. I have been advised that the issuance of DCB Common Stock to me pursuant to the Merger will be registered with the Commission under the 1933 Act on a Registration Statement on Form S-4. However, I have also been advised that, since I may be deemed to be an affiliate of Financial at the time the Merger is submitted for a vote of Financial's shareholders, any transfer by me of DCB Common Stock is restricted under Rule 145 promulgated by the Commission under the 1933 Act. I agree not to transfer any DCB Common Stock received by me unless (i) such transfer is made in conformity with the volume and other limitations of Rule 145 promulgated by the Commission under the 1933 Act, (ii) in the opinion of DCB counsel or counsel reasonably acceptable to DCB, such transfer is otherwise exempt from registration under the 1933 Act or (iii) such transfer is registered under the 1933 Act.

     B. Stop Transfer Instructions; Legend on Certificates. I also understand and agree that stop transfer instructions will be given to DCB transfer agents with respect to the DCB Common Stock received by me and that there will be placed on the certificates of the DCB Common Stock issued to me, or any substitutions therefor, a legend stating in substance:

               THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, APPLIES. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT DATED JULY 18, 1998 BETWEEN THE REGISTERED HOLDER HEREOF AND DIME COMMUNITY BANCSHARES, INC., A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF DIME COMMUNITY BANCSHARES, INC.

     C. Related Parties. I recognize and agree that the foregoing provisions also apply to (i) my spouse, (ii) any relative of mine or my spouse occupying my home, (iii) any trust or estate in which I, my spouse, or any such relative owns at least 10% beneficial interest or of which any of us serves as trustee, executor or in any similar capacity and (iv) any corporation or other organization in which I, my spouse or any such relative owns at least 10% of any class of equity securities or of the equity interest.

     D. Consultation with Counsel. I have carefully read this letter and the Merger Agreement and discussed the requirements of such documents and other applicable limitations upon my ability to transfer Financial Common Stock or DCB Common Stock to the extent I felt necessary with my counsel or counsel for Financial.

     E. Voting of Shares. I will be present (in person or by proxy) at all meetings of shareholders of Financial called to vote for approval of the Merger so that all shares of Financial Common Stock I then own will be counted for the purpose of determining the presence of a quorum at such meetings and I will vote all such shares in favor of approval and adoption of the Merger Agreement and the transactions contemplated thereby (including any amendments or modifications of the terms thereof approved by the Board of Directors of Financial).

     F. Termination. It is understood and agreed that this letter agreement shall terminate and be of no further force and effect if the Merger Agreement is terminated in accordance with its terms. It is also understood and agreed that upon the later of delivery by the undersigned to DCB of a copy of a letter from the staff of the Commission, an opinion of counsel in form and substance reasonably satisfactory to DCB, or other evidence reasonably satisfactory to DCB to the effect that a transfer of my shares of DCB Common Stock will not violate the 1933 Act or any of the rules and regulations of the Commission thereunder, the stop transfer instruction set forth in Paragraph B above shall be lifted and the legend set forth in Paragraph B above shall be removed forthwith with respect to the shares being transferred.

     Execution of this letter is not an admission on my part that I am an "affiliate" of Financial as described in the second paragraph of this letter, or a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter.

                                         Very truly yours,



                                         ________________________________
                                         Name:
                                         Title:


ACCEPTED THIS ____ DAY OF
JULY, 1998 BY


DIME COMMUNITY BANCSHARES, INC.


By:    _______________________________
       Name:
       Title: